United States
Securities and Exchange Commission
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ADDUS HOMECARE CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

May 4, 2023
Frisco, Texas
Dear Shareholders:
I am pleased to invite you to attend Addus HomeCare’s 2023 Annual Meeting of Shareholders on June 14, 2023, at 10:00 a.m. (Central Time). Consistent with past practice, and for efficiency, the Annual Meeting will be a virtual meeting of shareholders held via live audio webcast at www.virtualshareholdermeeting.com/ADUS2023. For more information on how to register and attend this year’s Annual Meeting, please refer to the Information About the Annual Meeting of Shareholders and Voting section which begins on page 1 of the enclosed proxy statement.
The Notice of Annual Meeting and Proxy Statement that follows describes those matters to be voted on at the meeting. Your proxy card and our 2022 Annual Report to Shareholders (with Form 10-K for the year ended December 31, 2022) are also enclosed.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we recommend that you vote your shares through the enclosed proxy card, by internet or by telephone, to ensure your shares are represented at the Annual Meeting.

Sincerely,

R. Dirk Allison
Chief Executive Officer and Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 4, 2023
Frisco, Texas
The Annual Meeting of Shareholders (the “Annual Meeting”) of Addus HomeCare Corporation, which we refer to as the “Company,” will be held on June 14, 2023, at 10:00 a.m. (Central Time). Consistent with past practice, and for efficiency, the Annual Meeting will again be a virtual meeting of shareholders held via live audio webcast at www.virtualshareholdermeeting.com/ADUS2023. No physical meeting will be held. For more information on how to register and attend this year’s Annual Meeting, please refer to the Information About the Annual Meeting of Shareholders and Voting section which begins on page 1 of the enclosed proxy statement. The Annual Meeting will be held for the following purposes:
1.	To elect Heather Dixon, Michael Earley and Veronica Hill-Milbourne as Class II directors;
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending December 31, 2023;
3.	To approve, on an advisory, non-binding basis, the Company’s compensation of its named executive officers as disclosed in the attached Proxy Statement;
4.	To approve the Addus HomeCare Corporation Amended and Restated 2017 Omnibus Incentive Plan; and
5.	To transact such other business, if any, as may be properly brought before the Annual Meeting or any adjournment or postponement thereof.
Only shareholders of record, as shown by the transfer books of the Company, at the close of business on April 19, 2023, are entitled to notice of, and to vote at, the Annual Meeting. The Company will make a list of shareholders available electronically on the virtual meeting website during the Annual Meeting for those attending the meeting.
You are requested to vote on these proposals whether or not you plan to attend the Annual Meeting. If you do not attend and vote, you can vote in one of three ways: (i) complete, sign and date the enclosed proxy card and return it promptly; (ii) vote by internet pursuant to the instructions on the enclosed proxy card; or (iii) vote by telephone pursuant to the instructions on the enclosed proxy card. Your vote is important and very much appreciated. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the attached Proxy Statement. For further information regarding the individuals nominated as directors, the proposals being voted upon, use of the proxy and other related matters, you are urged to read the enclosed Proxy Statement.
By Order of the Board of Directors,

Brian Poff
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

ADDUS HOMECARE CORPORATION
6303 Cowboys Way, Suite 600
Frisco, Texas 75034
PROXY STATEMENT
INFORMATION ABOUT THE ANNUAL MEETING OF SHAREHOLDERS AND VOTING
Why Did You Send Me this Proxy Statement?
We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of Addus HomeCare Corporation, which we refer to herein as “Addus HomeCare,” “we,” “us,” “our” or the “Company,” is soliciting your proxy to vote at the 2023 Annual Meeting of Shareholders (the “Annual Meeting”). A copy of our 2022 Annual Report to Shareholders (with Form 10-K for the year ended December 31, 2022) accompanies this Proxy Statement. We will begin mailing this Proxy Statement on or about May 4, 2023 to all shareholders entitled to vote.
In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we are advising our shareholders of the availability on the internet of our proxy materials related to our forthcoming Annual Meeting. Because we have elected to utilize the “full set delivery” option, we are delivering to all shareholders paper copies of all of the proxy materials, as well as providing access to those proxy materials on a publicly-accessible website.
This Proxy Statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply vote in accordance with the instructions contained in this Proxy Statement.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 14, 2023: THIS PROXY STATEMENT, THE FORM OF PROXY CARD AND THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022, ARE AVAILABLE AT WWW.PROXYVOTE.COM.
How can I register and attend the Annual Meeting?
We have designed the virtual 2023 Annual Meeting to provide our shareholder substantially the same opportunities to participate as they would have at an in-person meeting. Our Annual Meeting will be a completely virtual and conducted exclusively by a live audio webcast. You are entitled to participate in the Annual Meeting only if you were a shareholder of the Company as of the close of business on April 19, 2023, or if you hold a valid proxy for the Annual Meeting. No physical in-person meeting will be held.
You do not have to register in advance to attend the virtual meeting. To attend and participate in the virtual meeting, please visit www.virtualshareholdermeeting.com/ADUS2023 and enter the 16-digit control number included on your proxy card. Whether or not you plan to attend the virtual annual meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described under “Voting and Other Information” below. During the meeting, you may submit questions, vote, and examine our shareholder list.
The online meeting will begin promptly at 10:00 a.m. (Central Time) on June 14, 2023. We encourage shareholders to log in to the website and access the webcast early, beginning approximately 15 minutes before the Annual Meeting’s 10:00 a.m. start time, to ensure you can hear the streaming audio before the Annual Meeting starts. If you experience technical difficulties, please contact the technical support telephone number posted on

www.virtualshareholdermeeting.com/ADUS2023 The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plug-ins. Please ensure that you have a strong internet connection wherever you intend to participate in the meeting.
A link to a replay of the Annual Meeting will be available on the Investors Relations section of our website (www.addus.com) under “Shareholder Meetings” approximately 24 hours after the meeting ends and will remain available on our website for one month following the meeting.
Can I ask questions at the virtual Annual Meeting?
Shareholders as of the close of business on April 19, 2023, who attend and participate in our virtual Annual Meeting at www.virtualshareholdermeeting.com/ADUS2023, will have an opportunity to submit questions live via the internet during a designated portion of the meeting. Shareholders must have available their 16-digit control number included on their proxy card. Once past the log-in screen, shareholders will be able to submit questions live during the virtual meeting by typing the question into the “Ask a Question” field, and clicking submit. We will answer questions that comply with the meeting rules of conduct (which will be available on the virtual meeting portal) during the Annual Meeting, subject to time constraints.
What Proposals Will Be Voted on at the Annual Meeting?
There are four proposals scheduled to be voted on at the Annual Meeting:
•	The election of Heather Dixon, Michael Earley and Veronica Hill-Milbourne as Class II directors.
•	The ratification of the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditor for the fiscal year ending December 31, 2023.
•	The approval, on an advisory, non-binding basis, of the Company’s compensation of its named executive officers as disclosed in this Proxy Statement.
•	The approval of the Addus HomeCare Corporation Amended and Restated 2017 Omnibus Incentive Plan.
Addus HomeCare’s Board of Directors (the “Board”) recommends that you vote your shares (1) “FOR” each of the nominees of the Board; (2) “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2023; (3) “FOR” advisory approval of the Company’s compensation of its named executive officers as disclosed in this Proxy Statement; and (4) “FOR” the approval of the Addus HomeCare Corporation Amended and Restated 2017 Omnibus Incentive Plan.
VOTING AND OTHER INFORMATION
Who Is Entitled to Vote?
April 19, 2023 is the record date for the Annual Meeting. If you owned shares of our common stock at the close of business on April 19, 2023, you are entitled to vote. As of April 19, 2023, we had 16,204,341 shares of common stock outstanding and entitled to vote at the Annual Meeting. Our common stock is our only class of voting stock.
How Many Votes Do I Have?
You have one vote for each share of our common stock that you owned at the close of business on April 19, 2023.
What Is the Difference Between Holding Shares as a Shareholder of Record and as a Beneficial Owner?
Many of our shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.
Shareholder of Record
If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the shareholder of record and these proxy materials are being sent to you directly by Addus HomeCare. As the shareholder of record, you have the right to grant your voting proxy to the proxies listed on the proxy card or to vote in person online at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner
If your shares are held in a stock brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares and are also invited to attend the Annual Meeting. However, because you are not the shareholder of record, you may only vote these shares in person online at the Annual Meeting if you follow the instructions in the materials provided by your broker or other nominee, which may also allow you to use the internet or a toll free telephone number to vote your shares.
How Do I Vote by Proxy?
If you are a shareholder of record, you can vote by mailing in the enclosed proxy card or you can use one of the alternatives below:
•	To vote by telephone: 1-800-690-6903
•	To vote by internet: www.proxyvote.com
Please refer to the specific instructions set forth on the enclosed proxy card. In addition, please have the validation details, located on the proxy card, available when voting your shares. If you choose to vote your shares by telephone or through the internet, there is no need for you to mail back your proxy card.
If you hold your shares in street name, your broker or other nominee will provide you with materials and instructions for voting your shares, which may allow you to use the internet or a toll free telephone number to vote your shares.
May I Revoke My Proxy?
Yes. If you change your mind after you vote, you may revoke your proxy by following any of the procedures described below. To revoke your proxy:
•	Send in another signed proxy with a later date;
•	Send a letter revoking your proxy to Addus HomeCare’s Secretary, Brian Poff, at 6303 Cowboys Way, Suite 600, Frisco, Texas 75034;
•	Submit another vote by telephone or over the internet; or
•	Attend the Annual Meeting and vote your shares in person online before your proxy is exercised at the Annual Meeting.
If you hold your shares in street name, your broker or other nominee will provide you with instructions on how to revoke your proxy.
How Do I Vote at the Annual Meeting?
To vote at the Annual Meeting, shareholders should log into www.virtualshareholdermeeting.com/ADUS2023 and follow the instructions provided on the website. If your shares are registered in your name, to vote you will need your 16-digit Control Number provided with your proxy card. If you are a beneficial owner (i.e., your shares are held in the name of your broker or bank), please refer to “How can I register and attend the Annual Meeting?” above for information on how to register to attend the Annual Meeting in order to vote your shares at the Annual Meeting.
What Votes Need to be Present to Hold the Annual Meeting?
To have a quorum for our Annual Meeting, persons must be present, in person online or by proxy, representing a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting.

What Vote Is Required to Approve Each Proposal?
Election of Directors
A plurality voting standard applies to the election of each of the nominees for Class II director. Therefore the three directors receiving the most “For” votes from the votes entitled to be cast by shareholders who are present in person online or represented by proxy at the Annual Meeting and entitled to vote on the election of directors will be elected.

Ratification of Appointment of Independent Auditor
The ratification of the appointment of PricewaterhouseCoopers LLP as independent auditor for the fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the votes entitled to be cast by shareholders who are present in person online or represented by proxy at the Annual Meeting and entitled to vote.

Advisory Vote on Named Executive Officer Compensation
The approval, on an advisory, non-binding basis, of the Company’s compensation of its named executive officers requires the affirmative vote of a majority of the votes entitled to be cast by shareholders who are present in person online or represented by proxy at the Annual Meeting of Shareholders and entitled to vote.

Approval of the Addus HomeCare Corporation Amended and Restated 2017 Omnibus Incentive Plan
The approval of the Addus HomeCare Corporation Amended and Restated 2017 Omnibus Incentive Plan requires the affirmative vote of a majority of the votes entitled to be cast by shareholders who are present in person online or represented by proxy at the Annual Meeting of Shareholders and entitled to vote.

How Are Votes Counted?
In the election of Addus HomeCare’s directors, your vote may be cast “FOR” the nominee or your vote may be “WITHHOLD” with respect to the nominee. For the ratification of Addus HomeCare’s independent auditor, the advisory vote on named executive officer compensation, and approval of the Addus HomeCare Corporation Amended and Restated 2017 Omnibus Incentive Plan, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.”
How Would My Shares Be Voted if I Do Not Specify How They Should Be Voted?
If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. We will appoint one or more inspectors of election to count votes cast at the meeting or by proxy.
As noted above, if your shares are held in a stock brokerage account or by another nominee, your broker or nominee will provide you with materials and instructions for you to use in directing your broker or nominee as to how to vote your shares. New York Stock Exchange (“NYSE”) Rule 452 provides that brokers and other nominees may not exercise their voting discretion on specified non-routine matters without receiving instructions from the beneficial owner of the shares. Because Rule 452 applies specifically to securities brokers, virtually all of whom are governed by NYSE rules, Rule 452 applies to all companies listed on a national stock exchange, including companies (such as the Company) listed on the Nasdaq stock market (the “Nasdaq”).
We expect that the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending December 31, 2023 (Proposal 2) to be the only proposal that is considered a “routine” matter. Accordingly, if your shares are held through a broker or other nominee, that person will have discretion to vote your shares on Proposal 2 if you fail to provide instructions. On the other hand, the election of Class II directors (Proposal 1), the approval of named executive officer compensation (Proposal 3), and approval of the Addus HomeCare Corporation Amended and Restated 2017 Omnibus Incentive Plan (Proposal 4) will be considered “non-routine” matters. Thus, if you do not give your broker or other nominee specific instructions on how to vote your shares with respect to Proposals 1, 3, and 4, your broker or other nominee will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.” A broker non-vote may also occur if your broker or other nominee fails to vote your shares for any reason. Therefore, if you hold your shares through a broker or other nominee, please instruct that person regarding how to vote your shares on at least Proposal 1, Proposal 3, and Proposal 4.
What Is the Effect of Broker Non-Votes, Abstentions and Withhold Votes?
With respect to Proposal 1, you may vote “FOR” or “WITHHOLD” for each director nominee. A vote to withhold or a broker non-vote will not affect the outcome of the election, because each director nominee is elected by plurality. With respect to Proposals 2, 3 and 4, abstentions have the same effect as negative votes because, in order to pass, each of Proposals 2, 3, and 4 must receive affirmative votes by a majority of the votes present at the meeting and entitled to be cast. Abstentions are shares present and entitled to be cast, but not affirmative votes. We do not expect broker non-votes for Proposal 2 (because it is a routine matter), but any broker non-votes would not affect Proposal 2, Proposal 3 or Proposal 4, because they are neither entitled to be cast nor affirmative votes.
What Are the Costs of Soliciting These Proxies and Who Will Pay Them?
Addus HomeCare will pay all the costs of soliciting these proxies. Although we are mailing these proxy materials, our directors and employees may also solicit proxies by telephone, e-mail or other electronic means of communication or in person. We will reimburse our transfer agent and brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.
Where Can I Find the Voting Results?
We will publish the voting results by filing a Current Report on Form 8-K, which we will file with the SEC within four business days of our Annual Meeting of Shareholders.
Do Directors Attend the Annual Meeting?
Although we do not have a formal policy regarding director attendance at shareholder meetings, we encourage our directors to attend our annual meeting of shareholders and special meetings of shareholders. In 2022, seven out of nine directors of the Company serving as directors at the time of the annual meeting of shareholders attended the annual meeting of shareholders.
Can a Shareholder Communicate Directly with Our Board? If So, How?
Shareholders and other interested parties may contact any member (or all members) of the Board, any Board committee or any chair of any such committee by mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to the Secretary, Addus HomeCare Corporation, 6303 Cowboys Way, Suite 600, Frisco, Texas 75034.
All communications received as set forth in the preceding paragraph will be opened by an executive officer of the Company for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising or promotions of a product or service, or are not patently offensive material, will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the executive officers will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

PROPOSAL NO. 1: ELECTION OF CLASS II DIRECTORS
General
Our Amended and Restated Bylaws (the “Bylaws”) divide our Board into three classes with the terms of office of each class ending in successive years. Our Bylaws empower our Board to fix the exact number of directors and appoint persons to fill any vacancies on the Board until the next election of the class for which such director was chosen.
Following a recommendation from the Nominating and Corporate Governance Committee, our Board has nominated Heather Dixon, Michael Earley and Veronica Hill-Milbourne for election as Class II directors of the Company to serve a three-year term to expire at the annual meeting of shareholders in 2026.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF
THESE NOMINEES AS DIRECTORS OF THE COMPANY.
Each of the nominees has consented to being named as a director nominee in this Proxy Statement and has agreed to serve for the three-year term to which he or she has been nominated, if elected. It is the intention of the persons named as proxies, subject to any direction to the contrary, to vote in favor of the candidates nominated by the Board. We know of no reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out the director’s term, or the Board increases the number of directors, the Board may fill the vacancy until the next election of the class for which such director was chosen.
Nominees for Election at this Annual Meeting (To Terms Expiring in 2026)
Heather Dixon, age 50, has served as a director of the Company since March 2023. Ms. Dixon currently serves as Chief Financial Officer of Everside Health, one of the nation’s largest direct primary care providers. In this role, Ms. Dixon provides financial oversight and strategic direction with a focus on growth and innovation within the direct primary care space. Ms. Dixon served as an independent board member and chair of the audit committee of Signify Health from 2021 until its acquisition in March 2023. Prior to joining Everside, Ms. Dixon was the Senior Vice President, Global Controller and Chief Accounting Officer of Walgreens Boots Alliance, Inc. (Nasdaq: WBA), a Fortune 20 integrated healthcare, pharmacy and retail company, from 2019 to 2021. From 2016 to 2019, Ms. Dixon was the Chief Accounting Officer of Aetna, one of the nation’s largest managed health care companies. Ms. Dixon has a Bachelor of Business Administration degree in Accounting from Southern Methodist University. She is also a certified public accountant (CPA). We believe Ms. Dixon’s qualifications to serve as a director of our Company include her experience in the healthcare industry, her financial literacy and executive business experience and experience on other company boards of directors.
Michael Earley, age 67, has served as a director of the Company since 2014. Since 2013, Mr. Earley has also advised on healthcare services and other businesses through a consulting company, Pelican Advisors, LLC, where he serves as Managing Member. Mr. Earley served as Chairman and CEO of Metropolitan Health Networks, Inc. (NYSE: MDF), an operator of a provider services network, from 2003 to 2013. Mr. Earley has served as Chairman and Interim CEO of Vistage Florida, a business advisory and executive coaching organization, since November 2021. Mr. Earley has been an advisor to public and privately owned companies, acting in a variety of management roles since 1997. From 1986 to 1997, Mr. Earley served in a number of senior management roles, including Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Corporate Development Officer, for Intermark, Inc. and Triton Group Ltd., both publicly traded diversified holding companies. Mr. Earley was CEO of Collins Associates, an institutional money management firm, from 2000 through 2002. Mr. Earley has also served as a director of several public companies throughout his career. From 1978 to 1983, he was an audit and tax staff member of Ernst & Young LLP. Mr. Earley earned undergraduate degrees in accounting and business administration from the University of San Diego. We believe his qualifications to serve as a director of our Company include his experience in the healthcare industry, his financial literacy and his experience on other public company boards of directors.
Veronica Hill-Milbourne, age 60, has served as a director of the Company since January 2021. Since 2019, Ms. Hill-Milbourne has been President and Chief Executive Officer of Spectrum Health Services, Inc., with executive oversight of three Federally Qualified Health Centers located in Philadelphia, Pennsylvania. From 2017 to 2019, she served as Chief Executive Officer/State Director for Pathways, with executive oversight of mental and behavioral health home and community-based services programs operating in 30 counties throughout Pennsylvania. Prior to this position, she held senior executive leadership roles with healthcare organizations in Philadelphia including Health Transformation Alliance (from 2016 to 2017), Health Partners Plans, Independence Blue Cross, the Inglis Foundation and The Visiting Nurse Association of Greater Philadelphia. Her community volunteer work includes serving as a member of the board of directors of the Health Federation of Philadelphia, as Chair of the Board of Visitors, Temple University College of Public Health, and previously as Councilwoman for Horsham Township in Montgomery County, Pennsylvania. Ms. Hill-Milbourne earned a Bachelor of Science degree in nursing from the Villanova University College of Nursing, a Master of Science degree in health education from Saint Joseph’s University, and a Juris Doctorate from the Temple University School of Law. She is also a licensed registered nurse in Pennsylvania. We believe Ms. Hill-Milbourne’s qualifications to serve as a director of our Company include her experience in the healthcare industry and knowledge as a medical professional, in addition to her law degree and background in compliance matters.
Directors Whose Terms of Office Will Continue after this Meeting
Class III Directors Whose Terms Expire in 2024
R. Dirk Allison, age 67, has served as a director of the Company since 2010, as President and Chief Executive Officer from January 2016 to March 2021 and as Chief Executive Officer and Chairman of the Board since March 2021. From April 2019 to January 2022, Mr. Allison served as a director of Sevita, Inc., a home and community-based health and human services provider. From 2013 to 2015, he served as a director of Curo Health Services, LLC, a hospice care provider. From 2013 to 2014, Mr. Allison served as the President and Chief Executive Officer of Correctional Healthcare Companies, Inc., a national provider of correctional healthcare solutions. Prior to joining Correctional Healthcare Companies, Inc., he served as the President and Chief Executive Officer of CCS Medical, Inc., a provider of mail order diabetic supplies, from 2011 to 2013. Prior to that, Mr. Allison served as Senior Vice President, Chief Financial Officer and Treasurer of Odyssey Healthcare, Inc. (Nasdaq: ODSY), a provider of hospice services. Prior to joining Odyssey Healthcare, Inc. in 2006, he was Executive Vice President and Chief Financial Officer of Omniflight, Inc., an operator of aviation support services to the healthcare industry. Prior to Omniflight, Inc., Mr. Allison served for approximately three and a half years as Executive Vice President and Chief Financial Officer of Ardent Health Services LLC, an operator of acute care and behavioral care hospitals, and for approximately four years as Executive Vice President, Chief Financial Officer and Treasurer of Renal Care Group, Inc. (NYSE: RCI), an operator of dialysis centers. Between 1987 and 1999, he served as President and Chief Executive Officer of several publicly and privately held healthcare companies, including a physician practice management company and several institutional pharmacy providers. Mr. Allison earned a Bachelor of Business Administration degree from the University of Louisiana at Monroe (formerly Northeast Louisiana University) and a master’s degree in business administration from the University of Dallas. He is also a certified public accountant (CPA). We believe Mr. Allison’s qualifications to serve as a director of our Company include his experience in the healthcare industry and his expertise in business, corporate strategy and investment matters as well as his financial literacy and experience with multi-site healthcare companies and knowledge of regulations regarding government reimbursements.
Mark L. First, age 58, has served as a director of the Company since 2006 and Lead Director since September 2022. Mr. First held the title of President of the Company from 2006 to 2009; however, he was not paid for his service in his capacity as President. Mr. First is a Managing Director of Eos Management, L.P. (“Eos Management”) and its affiliates, where he has been employed since 1994. Mr. First was previously an investment banker with Morgan Stanley & Co., Incorporated (NYSE: MS) from 1991 to 1994. He has served as a director of PetIQ (Nasdaq: PETQ) since 2013 and is a director of several privately owned companies. Mr. First earned a Bachelor of Science degree in economics from The Wharton School of the University of Pennsylvania and a master’s degree in business administration from Harvard Business School. We believe Mr. First’s qualifications to serve as a director of our Company include his financial literacy and experience in business, corporate strategy and investment matters.
Darin J. Gordon, age 52, has served as a director of the Company since October 2016. Mr. Gordon also has served as President and Chief Executive Officer of the consulting firm Gordon & Associates, LLC since 2016 and as a founding partner of Speire Healthcare Strategies, LLC, a healthcare consulting firm, since June 2017. From 1996 to May 2016, he was employed at the State of Tennessee’s Division of Health Care Finance and Administration, an $11 billion healthcare enterprise that provided services to nearly 1.5 million Tennesseans. In 2006, he became the division’s Chief Executive Officer and Director, which included his responsibilities as Director of TennCare, Tennessee’s Medicaid program. Prior to becoming the division’s Chief Executive Officer and Director, Mr. Gordon also served as the division’s Director of Managed Care Programs and Chief Financial Officer. Throughout his career, Mr. Gordon has held various board positions in both corporate and non-profit capacities, including at Advanced Care Partners and Upperline Health, Inc. as well as at Siloam Health. He earned a Bachelor of Science degree from Middle

Tennessee State University. We believe Mr. Gordon’s qualifications to serve as a director of our Company include his experience in business, corporate strategy and investment matters as well as his financial literacy and knowledge of regulations regarding government reimbursements.
Class I Directors Whose Terms Expire in 2025
Esteban López, M.D., age 50, has served as a director of the Company since January 2021. Dr. López is the founder and Chief Executive Officer of Hopscotch Health, a provider of pediatric urgent care based in San Antonio, Texas. He is also a director of Axonics, Inc. (Nasdaq: AXNX), a medical technology company focused on the design, development, and commercialization of innovative and minimally invasive sacral neuromodulation solutions. From September 2020 until March 2023, Dr. López served as Market Lead-Americas, Healthcare and Life Sciences for Google Cloud, with executive responsibility for strategy, thought leadership and product development for a multinational technology company. From March 2013 to December 2019, he served as Chief Medical Officer for Clinical Strategy and Innovation for Health Care Service Corporation (HCSC), one of the largest health insurers in the U.S. Prior to this position, Dr. López was President of the Southwest Texas Region for Blue Cross Blue Shield of Texas, as well as Chief Medical Officer, where he had oversight responsibility for sales, network, medical and community affairs for a 1.8- million-member business. He is currently an advisor to UNIT Innovations and served on the board of directors of The Texas Lyceum. Dr. López also previously held executive committee roles with the San Antonio Economic Development Foundation, the San Antonio Mayor’s Fitness Council, and the San Antonio Hispanic Chamber of Commerce. Dr. López earned a Bachelor of Arts degree in Biology from the University of California, Santa Cruz, an M.D. from Michigan State University, and a master’s degree in business administration from the University of Texas at Dallas. We believe Dr. López’s qualifications to serve as a director of our Company include his experience in the healthcare industry, knowledge as a medical doctor and experience on other company boards of directors.
Jean Rush, age 65, has served as a director of the Company since October 2018. From 2015 to July 2018, Ms. Rush served as the Executive Vice President of Government Markets at HighMark Inc., an affiliate of BlueCross BlueShield. During her tenure at HighMark Inc., Ms. Rush held various board positions in both corporate and non-profit capacities, including Gateway Health Solutions, Highmark Delaware, West Virginia Family Health, and Highmark Select Resources. Prior to serving at Highmark, Ms. Rush served in various executive roles with Centene Corporation (NYSE: CNC) from 2011 to 2015, most recently as Senior Vice President, Complex Care. Ms. Rush currently serves, and has served in the past, on the board of directors of numerous privately owned healthcare companies. Ms. Rush is also a member of the board of directors and chair of the compensation committee of Women Business Leaders in the U.S. Healthcare Industry. She earned a Bachelor of Arts degree from Boston College and a master’s degree in business administration from the University of Connecticut. We believe Ms. Rush’s qualifications to serve as a director of our Company include her experience in the healthcare industry, experience with Medicare and Medicaid, including Medicare Advantage, her financial literacy, executive business experience and experience on other company boards of directors.
Susan T. Weaver, M.D., FACP, age 62, has served as a director of the Company since October 2016. Dr. Weaver served as President and then Chief Executive Officer of KEPRO, a technology enabled healthcare services company, from July 2018 until its merger with CNSI in December 2022. From 2016 to July 2018, Dr. Weaver served as the Chief Executive Officer of the healthcare services company C3 HealthcareRx, LLC. Prior to joining C3 Healthcare Rx, she was President of Transformation Health Partners, a healthcare consulting company she founded in 2015. From 2012 to 2015, Dr. Weaver served at Blue Cross Blue Shield of North Carolina, the state’s largest health insurer, completing her service there as Chief Medical Officer. From 2009 to 2012, Dr. Weaver held various executive positions at WakeMed Health & Hospitals, a healthcare services provider, including Executive Vice President of Medical Affairs. Dr. Weaver also currently serves on the board of AdaptHealth Corp. (Nasdaq: AHCO), a home medical equipment company, since November 2019, the merged company of KEPRO/CNSI since January 2023, and Eating Recovery Center, a national leader in eating disorder treatment, since March 2023. She previously served on the board of directors for DFB Healthcare Acquisitions Corp. (Nasdaq: DFBH) until its merger with AdaptHealth Corp. Dr. Weaver also previously served on the board of directors of several privately held healthcare companies and nonprofit organizations. Dr. Weaver earned a Bachelor of Science in psychology from Duke University and an M.D. from the Duke University School of Medicine. She completed postgraduate training at Massachusetts General Hospital in Boston. Dr. Weaver is board-certified in Internal Medicine and is a Fellow of the American College of Physicians. We believe Dr. Weaver’s qualifications to serve as a director of our Company include her experience in the practice of medicine, business, corporate strategy and the healthcare industry as well as her knowledge of regulations regarding government reimbursements.

CORPORATE GOVERNANCE
Overview
In General
Our Board has adopted corporate governance policies, including a Code of Business Conduct and Ethics (“Code of Conduct”), and charters for each of our Compensation Committee, Audit Committee, Nominating and Corporate Governance Committee and Government Affairs Committee. The full text of our Code of Conduct and each committee charter is available in the Investors—Corporate Governance section of our internet website located at www.addus.com. A copy of the Code of Conduct is also available in print, free of charge, to any shareholder who requests it by writing to Addus HomeCare Corporation, 6303 Cowboys Way, Suite 600, Frisco, TX 75034. We intend to post amendments to or waivers from, if any, our Code of Conduct at this location on our website, in each case to the extent such amendment or waiver would otherwise require the filing of a Current Report on Form 8-K pursuant to Item 5.05 thereof. Information contained on our website is not a part of this Proxy Statement and the inclusion of our website address in this Proxy Statement is an inactive textual reference only.
In addition, you may request copies of the Code of Conduct and the committee charters by contacting the Company using the following information:
Telephone: (469) 535-8200
Facsimile: (855) 893-0649
E-mail: investorrelations@addus.com
Other Corporate Governance Highlights
•	Only independent directors serve on our Audit, Compensation, and Nominating and Corporate Governance Committees. A majority of our Board is composed of independent directors.
•	Our Audit Committee appoints, determines the compensation of, and oversees the work of our independent auditors. It also has the authority to retain outside advisors.
•
Our Compensation Committee evaluates the performance of the Chief Executive Officer and other executive officers based on corporate goals and objectives and determines and approves their compensation levels based on this evaluation and in accordance with any applicable employment agreement then in effect. Our Compensation Committee has the authority to retain independent advisors.

•
Our Board has adopted a Code of Conduct applicable to all members of our Board, officers, employees and our subsidiaries. The Code of Conduct addresses, among other things, legal compliance, conflicts of interest, corporate opportunities, protection and proper use of Company assets, confidential and proprietary information, integrity of records, compliance with accounting principles and relations with government agencies. Any amendments to, or waivers from, our Code of Conduct will be posted on our internet website promptly following the date of such amendment or waiver, in each case to the extent such amendment or waiver would otherwise require the filing of a Current Report on Form 8-K pursuant to Item 5.05 thereof.

•
Under our Code of Conduct, directors, employees and officers are required to report service on the board of directors or trustees of any other business, trade or community organization. The Company may prohibit membership by officers or employees on any board of directors or trustees where such membership might conflict with the best interests of the Company.

•
Our Board has adopted an Insider Trading Policy, applicable to all directors, officers and employees, their family members and entities controlled by them, which prohibits, among other things, trading in securities of the Company or others while in possession of material non-public information.

•	We do not have a shareholder rights plan.
Board of Directors
Our Board oversees our business and monitors the performance of management. The Board does not involve itself in day-to-day operations. The directors keep themselves informed by discussing matters with the Chief Executive Officer, other key executives and our principal external advisors, such as legal counsel, outside auditors, investment bankers and other consultants, by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings.

The Board usually meets four times per year in regularly scheduled meetings and more often as necessary. The Board met five times during 2022. All directors except Mr. Geringer, who passed away in September of 2022, attended at least 75% of the aggregate number of meetings of the Board and committees of the Board of which they were a member held during the year ended December 31, 2022.
Director Independence
Our Board has affirmatively determined that each director other than R. Dirk Allison is “independent,” as defined by the Nasdaq Stock Market Rules. Under the Nasdaq Stock Market Rules, a director can be independent only if the director does not trigger a categorical bar to independence and our Board affirmatively determines that the director does not have a relationship which, in the opinion of our Board, would interfere with the exercise of independent judgment by the director in carrying out the responsibilities of a director.
Board Leadership Structure
The Board regularly considers the appropriate leadership structure for the Company and has concluded that the Company should maintain flexibility to select our Chairman and Board leadership structure from time to time based on the circumstances facing the Company. Thus, the Company does not have a formal policy with respect to the combination or separation of the offices of Chairman of the Board and Chief Executive Officer. The Company’s Bylaws permit the Board to choose a Chairman of the Board from among its members, which can also include its Chief Executive Officer. The directors believe that, at the Company’s current stage, a combined role of Chairman of the Board and Chief Executive Officer, counterbalanced by a strong independent Board led by a Lead Director, is in the best interests of the Company and its shareholders and that Mr. Allison’s in-depth knowledge of the Company’s operations and strategic goals make him qualified to serve as Chief Executive Officer and Chairman of the Board. This structure allows Mr. Allison to drive strategy and agenda setting at the Board level, while remaining responsible for executing on that strategy as Chief Executive Officer. In addition, the Board is permitted to choose a Lead Director, who cannot be an executive officer. The directors have selected Mark L. First to serve as Lead Director based on his experience and in-depth knowledge of the Company’s operations and strategic goals. In his position as Lead Director, Mr. First works with Mr. Allison to set the agenda for the Board and exercises additional oversight on behalf of the non-management directors. The Lead Director presides at all meetings of the Board and shareholders at which the Chairman is not present, including executive sessions of non-management directors. The Board believes that this governance structure, which combines the Chairman and Chief Executive Officer roles, aligns strategy between the Board and the Chief Executive Officer and the management team who manage the business on a day-to-day basis, while maintaining balance between the Board’s independent authority to oversee our business and the execution of that strategy by the Chief Executive Officer and the management team. The Board will continue to review the appropriateness of this structure based on circumstances facing the Company.
Committees of the Board
The Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Government Affairs Committee. Our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee consist exclusively of members who the Board has affirmatively determined qualify as independent directors under the applicable requirements of the Nasdaq Stock Market Rules.
Audit Committee
The Audit Committee is composed entirely of directors whom the Board has affirmatively determined are independent of the Company and its management as defined by the Nasdaq Stock Market Rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The members of the Audit Committee are Heather Dixon, Michael Earley, Darin J. Gordon and Jean Rush. Mr. Earley serves as chairperson of the Audit Committee.
The Board has also determined that each member of the Audit Committee satisfies the financial literacy requirements of the Nasdaq Stock Market Rules and that Mr. Earley is an “audit committee financial expert,” as that term is defined under Item 407(d) of Regulation S-K. In making its determination that Mr. Earley qualifies as an “audit committee financial expert,” the Board considered his education and the nature and scope of Mr. Earley’s prior experience. The members of the Audit Committee are reviewed at least annually by the Board.

The primary purpose of our Audit Committee is to oversee the integrity of our financial statements, our financial reporting process, the independent accountants’ qualifications and independence, the performance of the independent accountants and our compliance with legal and regulatory requirements on behalf of our Board. In particular, our Audit Committee performs the following key functions, among others:
•
reviewing our financial statements, reports, earnings press releases and other financial information (including internal procedures used in the preparation thereof) in conjunction with management and the independent auditor;

•	meeting quarterly with our Chief Financial Officer to monitor certain financial and operational metrics;
•
appointing our independent auditor and approving all audit and engagement compensation and terms, as well as all permitted non-audit services by our independent auditors, and meeting with our independent auditors to review and discuss certain financial measures;

•	reviewing the adequacy and effectiveness of our internal controls regarding accounting and financial matters;
•	reviewing and, if appropriate, approving transactions between us and related persons; and
•	reporting regularly to the full Board.
Additional information regarding our Audit Committee and its processes and procedures for the consideration and approval of related person transactions can be found under the heading “Certain Relationships and Related Party Transactions.”
This Committee met eight times in 2022.
Compensation Committee
The Compensation Committee is composed entirely of directors who are independent of the Company and its management, as defined by the Nasdaq Stock Market Rules. The members of the Compensation Committee are Mark L. First, Jean Rush and Susan T. Weaver, M.D., FACP. Mr. First serves as chairperson of the Compensation Committee.
The principal responsibilities of our Compensation Committee are to assist our Board by ensuring that our officers and key executives are compensated in accordance with our total compensation objectives and policies and to develop and implement these objectives and policies. In particular, the Compensation Committee is responsible for the following key functions, among others:
•	reviewing and approving corporate goals and objectives of executive compensation;
•	evaluating and approving the compensation and benefits of our executive officers and approving compensation for new executive officers hired; and
•	administering stock plans and other incentive and equity compensation plans.
The Compensation Committee may delegate authority to one or more of its members when appropriate, provided that decisions made pursuant to such delegated authority shall be presented to the full Committee at its next scheduled meeting.
This Committee met one time in 2022.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is composed entirely of directors who are independent of the Company and its management, as defined by the Nasdaq Stock Market Rules. The members of the Nominating and Corporate Governance Committee are Michael Earley, Esteban López, M.D., and Susan T. Weaver, M.D., FACP. Dr. Weaver serves as chairperson of the Nominating and Corporate Governance Committee.
The primary responsibilities of the Nominating and Corporate Governance Committee include:
•	identifying individuals qualified to become board members consistent with the criteria established by our Board from time to time and recommending nominees to our Board;
•	selecting, or recommending that our Board select, candidates for election to the Board at the next annual meeting of shareholders, or to fill vacancies on our Board as necessary;

•	evaluating and approving independent director compensation;
•	overseeing the evaluation of our Board and our management; and
•	overseeing the succession planning of the Chief Executive Officer and senior executive officers.
This Committee met two times in 2022.
Government Affairs Committee
The members of the Government Affairs Committee are R. Dirk Allison, Darin J. Gordon and Veronica Hill-Milbourne. Mr. Gordon serves as chairperson of the Government Affairs Committee.
The primary responsibilities of the Government Affairs Committee are to oversee our governmental, legislative and regulatory affairs programs, processes and procedures, and to monitor our performance with respect to advocacy and awareness of governmental activities impacting our healthcare business operations.
This Committee met one time in 2022.
Risk Oversight
Together with the Board’s standing committees, the Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material operational, financial, cybersecurity, compensation and compliance risks with senior management. For example, the Compensation Committee considers risk in connection with its design of compensation programs for our executives. As part of its responsibilities as set forth in its charter, the Audit Committee is responsible for overseeing the quality and integrity of the Company’s financial statements and other financial information, financial reporting process, internal controls and procedures for financial reporting and internal audit function. In addition, the Audit Committee strives to provide an open avenue of communication among the Company’s independent auditor, management and the Board.
The Board also receives regular updates from our Chief Information Officer concerning our information security and cyber risk strategy, cyber defense initiatives, cyber event preparedness, and cybersecurity risk assessments. We employ a risk management framework to identify, assess, monitor, and test cyber risk and controls, and performs comprehensive due diligence and ongoing oversight of third-party relationships, including vendors. The Audit Committee also oversees the Company’s consultation with outside parties with an expertise in cybersecurity that we engage and retain to review and assess our information security program. We have made and will continue to make ongoing investments in developing and enhancing our security processes and controls and in maintaining our technology infrastructure, including the maintenance of a business continuity and disaster recovery program, which is tested on a regular basis. We also provide regular education and training to our employees and contractors on cybersecurity and the protection of our information systems in order to mitigate risk associated with protection against threats to the confidentiality, availability, and integrity of our information systems.
Each committee regularly reports to the Board.
Environment-Social-Governance (ESG)
We address ESG, or sustainability, through a set of practices and principles of corporate citizenship that promote long-term, sustainable value creation for the Company, our stakeholders, our employees, and our communities at large. Our approach recognizes the links between our corporate leadership, supporting Addus employees and their well-being, and providing homecare and healthcare services to support individuals and their families, all of which result in positive sustainable impacts on our local communities.
Social services are at the heart of our mission, providing high quality care for the elderly, disabled and chronically ill, supporting independence and dignity for the people we serve. With over 33,000 employees, we are among the largest employers in the United States, and we believe employment and job creation is one of the key drivers of economic growth, dignity and prosperity for individual employees and their communities.
Governance at Addus HomeCare begins with clearly establishing our purpose as an organization devoted to service and then creating the structure for oversight and accountability to guide us. We pride ourselves on our outstanding reputation of operating at the highest ethical levels, and we have worked to implement policies that support compliance and leadership and reflect our set of values from everyone on our team, including our Board of Directors, our management and our caregivers.

While the nature of our services in the home cause our impact on the Environment to be substantially lighter than most, we recognize that everyone has a part to play in sustaining and nurturing the world around us.
For more information on our ESG initiatives, please refer to the sustainability section of our website, which can be accessed at https://addus.gcs-web.com/adus-sustainability.
Director Nomination Process
The Nominating and Corporate Governance Committee has responsibility for the director nomination process. The Nominating and Corporate Governance Committee identifies potential nominees for directors from various sources. The Nominating and Corporate Governance Committee reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board. The Nominating and Corporate Governance Committee considers, among other things, a potential director’s independence and conflicts of interests, character and integrity, financial literacy, education and business experience and available time to devote to Board matters. The Nominating and Corporate Governance Committee seeks candidates from diverse business and professional backgrounds with outstanding integrity, achievements, judgment and such other skills and experience that would enhance the Board’s ability to serve the long-term interests of the shareholders. In addition, the Nominating and Corporate Governance Committee has made a concerted effort in recent years to identify female and underrepresented minority candidates. The Nominating and Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for director. The Committee views diversity broadly to include diversity of experience, skills and viewpoint, as well as other diversity concepts such as race and gender. The Nominating and Corporate Governance Committee’s objective is to assemble a slate of directors that can best fulfill the Company’s goals and promote the interests of shareholders. The Nominating and Corporate Governance Committee believes these practices have been effective.
The Nominating and Corporate Governance Committee may from time to time use its authority under its charter to retain, at the Company’s expense, one or more search firms to identify candidates and to approve the search firm’s fees and other retention terms, and will specify for the search firm the criteria to use in identifying potential candidates.
The Nominating and Corporate Governance Committee will consider a shareholder’s recommendation for director, but the Nominating and Corporate Governance Committee has no obligation to recommend such candidates for nomination by the Board. Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources. If a shareholder has a suggestion for candidates for election, the shareholder should mail it to: Secretary, Addus HomeCare Corporation, 6303 Cowboys Way, Suite 600, Frisco, Texas 75034.
If a shareholder desires to nominate a person for election as director at a shareholders’ meeting, that shareholder must comply with Section 1.11 of the Company’s Bylaws as described below under “Shareholder Proposals for the 2024 Annual Meeting of Shareholders.”

Board Diversity
The following table summarizes certain self-identified characteristics of our directors, in accordance with Nasdaq Listing Rules 5605(f) and 5606. Each term used in the table has the meaning given to it in the rule and related instructions.
Board Diversity Matrix as of April 19, 2023
Total Number of Directors	9
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	4	5	0	0
Part II: Demographic Background	0	0	0	0
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	1
Did Not Disclose Demographic Background	0
Role of Compensation Consultants
The Compensation Committee has the authority to retain a compensation consultant or obtain advice from external legal, accounting or other advisors to assist in the evaluation of executive compensation. During 2022, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as an independent compensation consultant to provide advice as discussed below under “Executive Compensation—Compensation Discussion and Analysis,” which advice was used in making 2022 compensation decisions.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
Our written Code of Conduct provides that our directors, officers and employees are not permitted to enter into a related person transaction with us without the prior consent of our Audit Committee, or other independent committee of our Board in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. In addition, the charter of our Audit Committee states that the Audit Committee shall review and approve all related person transactions. Any request for us to enter into a transaction with an executive officer, director, nominee for director, principal shareholder, or any of such persons’ immediate family members or affiliates, or our employees, in which the amount involved may exceed $120,000, will first be presented to our Audit Committee or such other committee for review, consideration and approval. All of our directors, officers and employees are required to report any such related person transaction. In approving or rejecting the proposed agreement, our Audit Committee or such other committee will consider the facts and circumstances available and deemed relevant, including, but not limited to, the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee or such other committee will approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee or such other committee determines in the good faith exercise of its discretion. Under our Code of Conduct, if we should discover related person transactions that have not been approved, the Audit Committee or such other committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction. Notwithstanding the foregoing, compensatory transactions with our related persons will be reviewed by our Compensation Committee.
Related Person Transactions
Since January 1, 2022 there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described where required under the captions “Information About Our Executive Officers,” “Executive Compensation” and “2022 Director Compensation” appearing elsewhere in this proxy statement, and the transactions described below.
Assumption of Rights Under Fractional Airplane Interest Reservation Agreement
On March 23, 2022, Dirk Allison, Chairman and CEO entered into a Binder Agreement with NetJets Services, Inc. (“NetJets”) to reserve a right to acquire a 6.25% undivided interest in a 2023 Textron Aviation, Inc. 680A aircraft (the “Fractional Interest”). Effective as of December 28, 2022, Mr. Allison transferred the right to acquire such Fractional Interest to the Company in connection with the Company’s entry into a Fractional Program Interest (and Interim Lease) Agreement with NetJets. In connection with this transfer, the Company will reimburse or cause NetJets to return a $236,250 cash deposit paid in connection with the Fractional Interest to Mr. Allison and Mr. Bickham (who funded half of this deposit).
Limitation of Liability and Indemnification
Our amended and restated certificate of incorporation (the “Certificate of Incorporation”) contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
•	any breach of their duty of loyalty to our Company or our shareholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and
•	any transaction from which the director derived an improper personal benefit.

Our Bylaws provide that we are required to indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by Delaware law. Our Bylaws also provide that we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity, regardless of whether our Bylaws would otherwise permit indemnification. We believe that these provisions are necessary to attract and retain qualified directors and officers. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
We are party to indemnification agreements with each current director, in their capacities as officers and directors, and with certain other of our former directors and current and former officers (each, an indemnitee). Pursuant to these agreements, we have agreed to hold each indemnitee harmless and indemnify him or her to the fullest extent permitted by law against all expenses, judgments, penalties, fines and amounts paid in settlement including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of the indemnitee. We are not obligated to make any payment to any indemnitee that is finally determined to be unlawful. In respect of any threatened, pending or completed proceeding in which we are jointly liable with an indemnitee, we will pay the entire amount of any judgment or settlement without requiring the indemnitee to contribute. We will advance, to the extent permitted by law, all expenses incurred by or on behalf of an indemnitee in connection with a proceeding. No amendment, alteration or repeal of our Certificate of Incorporation, our Bylaws or the indemnification agreement with any indemnitee will limit any right of that indemnitee in respect of any action taken or omitted by that indemnitee prior to such amendment. We anticipate that we will enter into similar indemnification agreements with any new member elected to our Board.
At present, we are not aware of any pending litigation or proceeding involving any of our directors, officers, employees or agents in their capacity as such for which indemnification will be required or permitted. In addition, we are not aware of any other threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.
We have been informed that, in the opinion of the SEC, any indemnification of directors or officers for liabilities arising under the Securities Act of 1933, as amended, is against public policy and therefore unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our common stock, as of April 19, 2023, by the following:
•	each person, or group of affiliated persons, who is known by us to beneficially own 5% or more of any class of our voting securities;
•	each continuing director;
•	each of our executive officers; and
•	all continuing directors and executive officers as a group.
Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership means that a person has or shares voting or investment power of a security, and includes shares underlying options and warrants that are currently exercisable or exercisable within 60 days after the measurement date. The information in the table below is based on information supplied by our directors and executive officers and public filings.
Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below have sole investment and voting power with respect to their shares, except where community property laws may apply. Unless otherwise indicated, we deem shares of common stock subject to options that are exercisable within 60 days of April 19, 2023 to be outstanding and beneficially owned by the person holding the options for the purpose of computing percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the ownership percentage of any other person. As of April 19, 2023, we did not have any warrants issued or outstanding. The percentage of shares beneficially owned is based on 16,204,341 shares of our common stock outstanding as of April 19, 2023. Except as otherwise indicated, the address of each person or entity named below is the address of the Company, 6303 Cowboys Way, Suite 600, Frisco, Texas 75034.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
BlackRock(1)	2,584,679	16.0%
The Vanguard Group(2)	1,107,995	6.8%
Morgan Stanley(3)	847,893	5.3%
R. Dirk Allison(4)	289,191	1.8%
Darby Anderson(5)	92,459	*
W. Bradley Bickham(6)	79,446	*
Cliff Blessing(7)	9,801	*
Heather Dixon(8)	345	*
Michael Earley(9)	12,575	*
Mark L. First(10)	18,089	*
Sean Gaffney(11)	24,479	*
Darin J. Gordon(12)	9,321	*
Veronica Hill-Milbourne(13)	3,164	*
Esteban López, M.D.(14)	2,064	*
Brian Poff(15)	55,018	*
Monica Raines(16)	17,543	*
Jean Rush(17)	5,747	*
Roberton Stevenson(18)	19,046	*
David Tucker(19)	28,240	*
Michael Wattenbarger(20)	25,722	*
Susan T. Weaver, M.D., FACP(21)	8,821	*
All directors and executive officers as a group (18 persons)	724,878	4.4%
*	Less than one percent.
(1)
The information with respect to BlackRock, Inc. is based solely on its Schedule 13G/A filed with the SEC on January 26, 2023. BlackRock, Inc. possesses sole voting power of 2,553,095 shares of common stock and sole dispositive power over 2,584,679 shares of common stock. These totals include shares beneficially owned by BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland

Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, and BlackRock Fund Managers Ltd. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(2)
The information with respect to The Vanguard Group is based solely on its Schedule 13G/A filed with the SEC on February 9, 2023. The Vanguard Group possesses sole voting power of 0 shares of common stock, shared voting power of 17,307 shares of common stock, sole dispositive power over 1,076,980 shares of common stock and shared dispositive power over 31,015 shares of common stock. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)
The information with respect to Morgan Stanley is based solely on its Schedule 13G filed with the SEC on February 8, 2023. Morgan Stanley possesses sole voting power of 0 shares of common stock, shared voting power of 816,062 shares of common stock, sole dispositive power over 0 shares of common stock and shared dispositive power over 846,673 shares of common stock. The address for Morgan Stanley is 1585 Broadway New York, NY 10036

(4)
Includes 211,419 shares subject to options which are currently exercisable or exercisable within 60 days of April 19, 2023 and 40,682 shares of unvested restricted stock, which have various vesting dates/ which will vest in full on February 24, 2026.

(5)
Includes 55,599 shares subject to options which are currently exercisable or exercisable within 60 days of April 19, 2023 and 7,745 shares of unvested restricted stock, which have various vesting dates/ which will vest in full on February 24, 2026.

(6)
Includes 36,161 shares subject to options which are currently exercisable or exercisable within 60 days of April 19, 2023 and 24,365 shares of unvested restricted stock, which have various vesting dates/ which will vest in full on February 24, 2026.

(7)
Includes 4,750 shares subject to options which are currently exercisable or exercisable within 60 days of April 19, 2023 and 5,051 shares of unvested restricted stock, which have various vesting dates/ which will vest in full on April 20, 2026.

(8)	Includes 345 shares of unvested restricted stock, which have various vesting dates/ which will vest in full on June 15, 2023.
(9)	Includes 1,406 shares of unvested restricted stock, which have various vesting dates/ which will vest in full on June 15, 2023.
(10)	Includes 1,406 shares of unvested restricted stock, which have various vesting dates/ which will vest in full on June 15, 2023.
(11)
Includes 10,000 shares subject to options which are currently exercisable or exercisable within 60 days of April 19, 2023 and 9,147 shares of unvested restricted stock, which have various vesting dates/ which will vest in full on February 24, 2026.

(12)	Includes 1,406 shares of unvested restricted stock, which have various vesting dates/ which will vest in full on June 15, 2023.
(13)	Includes 1,406 shares of unvested restricted stock, which have various vesting dates/ which will vest in full on June 15, 2023.
(14)	Includes 1,406 shares of unvested restricted stock, which have various vesting dates/ which will vest in full on June 15, 2023.
(15)
Includes 28,661 shares subject to options which are currently exercisable or exercisable within 60 days of April 19, 2023 and 22,217 shares of unvested restricted stock, which have various vesting dates/ which will vest in full on February 24, 2026.

(16)
Includes 8,712 shares subject to options which are currently exercisable or exercisable within 60 days of April 19, 2023 and 5,400 shares of unvested restricted stock, which have various vesting dates/ which will vest in full on March 1, 2026.

(17)	Includes 1,406 shares of unvested restricted stock, which have various vesting dates/ which will vest in full on June 15, 2023.
(18)
Includes 11,500 shares subject to options which are currently exercisable or exercisable within 60 days of April 19, 2023 and 5,823 shares of unvested restricted stock, which have various vesting dates/ which will vest in full on February 24, 2026.

(19)
Includes 19,383 shares subject to options which are currently exercisable or exercisable within 60 days of April 19, 2023 and 7,221 shares of unvested restricted stock, which have various vesting dates/ which will vest in full on February 24, 2026.

(20)
Includes 18,750 shares subject to options which are currently exercisable or exercisable within 60 days of April 19, 2023 and 6,222 shares of unvested restricted stock, which have various vesting dates/ which will vest in full on February 24, 2026.

(21)	Includes 1,406 shares of unvested restricted stock, which have various vesting dates/ which will vest in full on June 15, 2023.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The Company’s executive officers as of April 19, 2023 are:
•	R. Dirk Allison;
•	W. Bradley Bickham;
•	Brian Poff;
•	Darby Anderson;
•	Cliff Blessing;
•	Sean Gaffney;
•	Monica Raines;
•	Roberton Stevenson;
•	David Tucker; and
•	Michael Wattenbarger;
R. Dirk Allison—The principal occupation and employment experience of Mr. Allison during the last five years is set forth above under the heading “Directors Whose Terms of Office Will Continue after this Meeting—Class III Directors Whose Terms Expire in 2024.”
W. Bradley Bickham, age 60, has served as our President and Chief Operating Officer since March 2021 and previously served as our Executive Vice President and Chief Operating Officer from January 2017 to March 2021. Mr. Bickham has served in a variety of senior leadership roles in both public and private healthcare companies, following tenures in the legal and accounting fields. From September 2014 to January 2017, he served as Senior Vice President and Chief Legal Officer for United Surgical Partners International, an ambulatory surgery provider. Previously, he served as Executive Vice President and Chief Legal Officer for a number of firms, including Correctional Healthcare Companies, Inc., a provider of correctional healthcare solutions, from 2013 to August 2014 and CCS Medical, Inc. from 2012 to 2013. He also served as Vice President, and later Senior Vice President and General Counsel for Odyssey HealthCare, Inc. (Nasdaq: ODSY), a provider of hospice services, from 2003 through its acquisition by Gentiva Health Services, Inc. (Nasdaq: GTIV), a provider of home health and hospice services, in 2010. Mr. Bickham earned both a Bachelor of Science in Accounting and a law degree from Louisiana State University.
Brian Poff, age 50, has served as our Executive Vice President and Chief Financial Officer since May 2016. Mr. Poff has served in a number of financial positions in both public and private healthcare companies. From October 2015 to April 2016, he served as Chief Financial Officer and Treasurer of Oceans Healthcare, L.L.C., a provider of behavioral health services. Prior to Oceans Healthcare, Mr. Poff served as Senior Vice President, Chief Accounting Officer and Treasurer for CCS Medical, Inc. from November 2011 to October 2015. Prior to CCS Medical, Mr. Poff served as the Corporate Controller for AccentCare, Inc., a provider of home health services. Mr. Poff also held the position of Division Chief Financial Officer—Hospice Services for Gentiva Health Services, Inc. (Nasdaq: GTIV), a provider of home health and hospice services, and served as Assistant Controller for Odyssey HealthCare, Inc. (Nasdaq: ODSY), a provider of hospice services. Before working with Odyssey HealthCare, Inc., he served as the Controller for Horizon Health Corporation, a provider of behavioral health services, until its acquisition by Psychiatric Solutions, Inc., a psychiatric hospital operator, whereby he was elevated to the role of Division Chief Financial Officer. Mr. Poff earned a Bachelor of Business Administration in Accounting from Sam Houston State University.
Darby Anderson, age 57, has served as our Executive Vice President and Chief Government Relations Officer since April 2022. Mr. Anderson previously served as our Executive Vice President and Chief Strategy Officer from November 2019 to March 2022, as our Executive Vice President and Chief Development Officer from 2014 to November 2019 and as our Senior Vice President of Addus HealthCare from 2013 to 2014. Mr. Anderson joined Addus HealthCare in 1996, and has served in such capacities as a Regional Manager, Midwest, Regional Vice President, Midwest and East, and Vice President of Home and Community Services. Mr. Anderson earned a Bachelor of Arts degree from Michigan State University.
Cliff Blessing, age 43, has served as our Executive Vice President and Chief Development Officer since April 2022. Mr. Blessing has over 15 years of experience in corporate development, finance and strategy. Prior to joining the Company, he served as Executive Vice President of Corporate Development for Encompass Health, the fourth largest provider of skilled home health services in the country. In this role, Mr. Blessing was responsible for mergers, acquisitions, and other strategic initiatives, working in close consultation with the company’s senior management team. Prior to joining Encompass in 2012, he held various corporate development and finance roles, including in banking and real estate development. Mr. Blessing earned a Bachelor of Arts in Finance degree from Abilene Christian University and a master’s degree in business administration from the Cox School of Business at Southern Methodist University.
Sean Gaffney, age 44, has served as our Executive Vice President and Chief Legal Officer since April 2019. From 2015 to April 26, 2019, Mr. Gaffney served as General Counsel for Encompass Health – Home Health & Hospice, a provider of skilled home health services. Previously, he served from 2014 to 2015 as the Executive Vice President of Corporate Development, General Counsel and Secretary of BroadJump, LLC, a software start-up producing innovative hospital cost-reduction technology. Mr. Gaffney earned a Bachelor of Arts from The University of Dallas and a law degree from Boston University School of Law, where he was a G. Joseph Tauro Scholar and managing editor of the Boston University International Law Journal.
Monica Raines, age 44, has served as our Executive Vice President and Chief Compliance & Quality Officer since March 2022. From September 2016 through July 2019, Ms. Raines served as our Vice President and Chief Compliance Officer, and from July 2019 through March 2022, she served as our Senior Vice President and Chief Compliance Officer. Ms. Raines has almost 20 years of experience in advising and supporting healthcare companies with 10 years dedicated to compliance in the provider setting. Prior to joining the Company, Ms. Raines served as Chief Compliance Officer and General Counsel to CCS Medical, one of the nation’s largest providers of mail order DME supplies. Before moving in-house, Ms. Raines begin her career as an associate at Jenkens and Gilchrist, a nationally recognized law firm. Ms. Raines earned both a Bachelor of Arts and law degree from Southern Methodist University.
Roberton Stevenson, age 43, has served as our Executive Vice President and Chief Human Resource Officer since June 2021. From March 2020 through June 2021, Mr. Stevenson served as our Senior Vice President of Human Resources. Mr. Stevenson has over 20 years of progressive healthcare human resources leadership experience in both public and private organizations where he has led key strategic people operations including talent acquisition, benefits, compensation, employee engagement, mergers & acquisitions, and workforce planning. Immediately prior to joining the Company, he was Vice President of Human Resources for Seasons Hospice and Palliative Care, a nationwide private hospice organization. Mr. Stevenson earned a Bachelor of Science in Human Resources Management from Louisiana Tech University.
David Tucker, age 58, has served as our Executive Vice President and Chief Strategy Officer since April 2022. Mr. Tucker previously served as our Executive Vice President and Chief Development Officer from November 2019 to through 2022. From March 2018 through October 2019, Mr. Tucker served as our Senior Vice President of Business Development, and from July 2016 through February 2018, he served as our Vice President Managed Care. Prior to joining the Company, Mr. Tucker served as Senior Vice President of Business Development for CCS Medical, Inc. from 2012 to July 2016. Mr. Tucker earned a Bachelor of Science degree from Glenville State College.
Michael Wattenbarger, age 53, has served as our Executive Vice President and Chief Information Officer since November 7, 2019. From August 2019 to November 2019, Mr. Wattenbarger served as our Senior Vice President of Information Technology and from May 2018 to August 2019 as our Vice President of Information Technology. Previously, Mr. Wattenbarger served as the Chief Information Officer of LifeCare Management Services, a health care services company, from 2006 to May 2018. Mr. Wattenbarger earned both a Bachelor of Arts and a master’s degree in management information science from Louisiana State University at Shreveport.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The purpose of this compensation discussion and analysis is to provide information about the material elements of compensation that is paid or awarded to, or earned by, our named executive officers.
Named Executive Officers
Our named executive officers for the last completed fiscal year were as follows:
•	R. Dirk Allison, Chief Executive Officer and Chairman of the Board;
•	Brian Poff, Executive Vice President, Chief Financial Officer, Treasurer and Secretary;
•	W. Bradley Bickham, President and Chief Operating Officer;
•	Monica Raines, Executive Vice President and Chief Compensation and Quality Officer; and
•	Cliff Blessing, Executive Vice President and Chief Development Officer.
Overview of our Compensation Program and Compensation Philosophy and Objectives
Our compensation and benefits programs are designed to attract and retain talented, qualified executives to manage and lead the Company, to motivate them to pursue corporate objectives, to align the interests of our executive with those of our shareholders and to maximize the long-term growth of the Company. We believe that our compensation program allows us to meet the following objectives:
•
Reward the executive officer for a job done well. While base salary, which is intended to provide reasonable fixed compensation for the essential elements of an executive officer’s position, remains an important component of an executive officer’s compensation, our performance-based cash and equity compensation plans comprise a significant portion of compensation.

•
Compensate executive officers within market standards. We believe that competitive pay, together with our significant growth opportunities and employee-centered corporate culture, allow us to attract and retain top-quality executives. To ensure the competitiveness of our compensation levels within the comparable markets for executive talent, we direct the conduct of periodic independent consulting studies to evaluate our executive compensation program in comparison to pertinent market data and specified peer companies.

•
Provide compensation that is fair to the executive officer and the Company. We believe that it is important for executive officers to be fairly compensated, at levels reflective of their talents and experience, and the scope of their job responsibilities. We also believe that it is important that each executive officer perceives that his or her compensation is fair and equitable relative to peers and others in the organization. This perceived equity promotes executive retention and satisfaction, and is consistent with our beliefs and values.

•
Create a high-performance culture. We believe that executive officers should strive to achieve and exceed performance expectations, and drive the growth and success of the business. We also believe that superior performance warrants superior rewards. Our merit-based salary increases and performance-based cash and equity compensation plans are designed to promote this high-performance culture and motivate our executives to achieve at their highest potential.

2022 Advisory Vote on Named Executive Officer Compensation
The Compensation Committee reviewed the results of the 2022 shareholder advisory vote on named executive officer compensation and incorporated the results as one of the many factors considered in connection with the discharge of its responsibilities. Since the overwhelming majority of shares voted at our 2022 annual meeting of shareholders were voted to approve the compensation program described in our 2022 Proxy Statement, the Compensation Committee did not implement changes to our 2022 executive compensation program as a direct result of the shareholders’ advisory vote. The Company is conducting another shareholder advisory vote this year and the Company will take into account the results of that vote in setting future compensation.
The Company also held a non-binding shareholder vote at the 2019 annual meeting of shareholders regarding whether to hold an advisory vote on named executive officer compensation every one, two or three years, which supported an annual vote. Thus, the Company is presenting an advisory vote on named executive officer compensation in this Proxy Statement.

Role of the Compensation Committee, Consultants and Executive Officers in Determining Named Executive Officer Compensation
The targeted compensation range and amount of each element of our compensation program is determined by our Compensation Committee at the time of initial hire, promotion or employment agreement renewal, taking into consideration our results of operations, long- and short-term goals, the competitive market for the named executive officer and general economic factors. We then review compensation on an annual basis as described below. We seek to combine the components of our executive compensation program to achieve a total compensation level appropriate for our size and corporate performance. We then determine the amount of each element of compensation based on our compensation objectives.
Role of the Compensation Committee
The Compensation Committee has primary responsibility for all compensation decisions relating to our named executive officers. The Compensation Committee reviews the aggregate level of our executive compensation, as well as the mix of elements used to compensate our named executive officers on an annual basis. In addition, the targeted compensation range for each executive, along with the amount of each program element, is determined by the Compensation Committee. During 2022, the Compensation Committee engaged FW Cook, its independent compensation consultant, to provide advice as discussed in the following paragraph, which advice was used in making compensation decisions for 2022.
Role of the Independent Compensation Consultant
The Compensation Committee has the authority to retain a compensation consultant or obtain advice from external legal, accounting or other advisors to assist in the evaluation of executive compensation. The Compensation Committee retained FW Cook as its outside compensation consultant during 2022. During 2022, FW Cook provided updated benchmarking information (as discussed below) to assist the Compensation Committee with setting the Company’s performance-based cash and equity compensation plans. FW Cook provided updated compensation information for the February 2023 Compensation Committee meeting.
The Compensation Committee has reviewed the independence of FW Cook as required by SEC rules and the Nasdaq Stock Market Rules regarding compensation consultants and has concluded that the work of FW Cook for the Compensation Committee does not raise any conflict of interest. All work performed by the compensation consultant is subject to review and approval of the Compensation Committee. FW Cook provided no other services to the Company and only received fees from the Company on behalf of the Compensation Committee.
Benchmarking
To ensure that our executive compensation program is competitive, the Compensation Committee has periodically (most recently in February of 2023) reviewed an analysis of executive compensation at peer group companies assembled by FW Cook. The Compensation Committee uses the comparative peer group data as a point of reference for compensation, but not as the determinative factor. The purpose of the comparison data is not to supplant the analyses of internal pay equity, wealth accumulation and the individual performance of the executive officers that the Compensation Committee considers when making compensation decisions. The Compensation Committee has full discretion in determining the nature and extent of the use of comparative compensation data, including to elect not to use the data at all.

There are very few directly comparable peer companies in our sector, so in determining our peer group, we selected companies with similar industry focus, business complexity, and size and operating characteristics. The most recent targeted peer group consisted of the following companies:
•	Amedisys, Inc.
•	Aveanna Healthcare Holding Inc.
•	Chemed Corporation
•	Enhabit, Inc.
•	The Ensign Group, Inc.
•	LHC Group, Inc.
•	National Healthcare Corporation
•	Oak Street Health, Inc.
•	Pennant Group, Inc.
•	RadNet, Inc.
•	Tivity Health, Inc.
•	U.S. Physical Therapy, Inc.
FW Cook calculated the median total compensation (including the grant date fair value of equity incentives) for this peer group. The Compensation Committee also reviewed data comparing individual compensation for its named executive officers to the average compensation for comparable offices paid by the peer group.
Role of the Executive Officers
Mr. Allison participated in the meetings of the Compensation Committee at which compensation actions involving our executive officers (other than Mr. Allison) were discussed. Mr. Allison assisted the Compensation Committee by making recommendations and answering Compensation Committee questions regarding executive performance and objectives relating to the named executive officers other than himself. Mr. Allison recused himself and did not participate in any portion of any meeting of the Compensation Committee at which his compensation was discussed.
Elements of Our Named Executive Officer Compensation Program
The compensation we provide to our named executive officers is primarily comprised of three elements: base salary, performance-based cash compensation, and performance-based equity compensation. We believe that offering these elements of compensation allows us to meet each of the objectives of our compensation philosophy, as well as to remain competitive with the market for acquiring executive talent. We also provide our named executive officers with certain other benefits and perquisites that are discussed below under “Other Compensation.”
Base Salary
We utilize base salary as the primary means of rewarding our named executive officers for their individual job performance, providing them a secure level of guaranteed cash compensation, and encouraging them to focus on their most important priorities and initiatives. The Compensation Committee may adjust executive base salary levels based on performance, competitive market conditions, and/or changes in position scope and responsibilities.
We agree upon a base salary, which is not “at risk,” with each named executive officer at the time of initial employment or promotion, which historically has been reflected in employment agreements. The amount of base salary initially offered to a new or newly-promoted named executive officer reflects our views as to the individual named executive officer’s scope of anticipated responsibilities, past experience, and future potential to add value through performance, knowledge, skills and expertise. This base salary level is also based on competitive industry salary practices.
A named executive officer may receive a merit-based salary increase to the extent such named executive officer is eligible pursuant to his or her employment agreement. In addition, we may adjust salary due to other circumstances, such as a change in responsibilities or position. Executive merit-based salary increases, to the extent permitted by a named executive officer’s employment agreement, have generally been determined based on the named executive officer’s performance of key Company and divisional or departmental objectives, as well as the named executive officer’s effectiveness in performing his or her role.
Performance-Based Cash Compensation
A significant part of each named executive officer’s annual cash compensation is awarded under our individualized performance-based cash compensation plans. Bonuses under these plans are intended to incentivize and reward our named executive officers for the achievement of financial objectives. All performance-based cash compensation is based on the achievement of pre-established Company Adjusted EBITDA (defined below) targets, in order to more directly align this element of compensation with shareholder value. Performance-based cash compensation is designed to be “at risk,” with the named executive officer only receiving the maximum bonus if performance exceeds our expectations.
Our financial objectives are established to drive performance at or above Company budgetary levels, requiring that internal budget levels be exceeded to achieve the maximum bonus potential.
For our named executive officers, the award opportunity for 2022 performance was based 100% on the achievement of certain levels of Adjusted EBITDA. “Adjusted EBITDA” is the Company’s earnings before interest expense, income taxes, depreciation and amortization, as well as certain other adjustments. A reconciliation of Adjusted EBITDA to the Company’s net income is available on page 45 of our Annual Report on Form 10-K for the year ended December 31, 2022. The target Adjusted EBITDA goal was set based on the budget for the period reflecting a level of performance which at the time was anticipated to be challenging, but achievable. The threshold Adjusted EBITDA goal was set to be reflective of performance at which the Compensation Committee believed a portion of the award opportunity should be earned. The maximum level was set well above the target, requiring exemplary performance. The Compensation Committee also mandated that the goals be revised upward based upon budget for acquisitions made during the year to reflect performance in the period following acquisition. The table which follows provides the Adjusted EBITDA performance goals originally established by the Compensation Committee for 2022, revised goals that reflect 2022 acquisitions, and the actual level of performance achieved (dollars in thousands):
	Adjusted EBITDA Goals
	Threshold	Target	Maximum	Actual
Adjusted EBITDA (original)	$91,384	$101,538	$111,692	$N/A
Adjusted EBITDA (with acquisitions)	91,709	101,899	112,089	101,480
The target amount for each annual performance bonus is set as a percentage of the named executive officer’s base salary and is based on the achievement of certain levels of Adjusted EBITDA. The target opportunity for Mr. Allison in 2022 was 100% of base salary, and for the other named executive officers the target opportunity was 75%. The threshold Adjusted EBITDA goal must be met in order for any payout to occur and payouts cannot exceed the maximum level, as set forth in the table below. The following table shows the annual incentive opportunities and actual bonus percentages earned for our named executive officers with respect to 2022 performance:
	Adjusted EBITDA
Name	Base Salary	Threshold % of Base Salary	Target % of Base Salary	Maximum % of Base Salary	Actual % of Base Salary Earned(1)
Mr. Allison	$900,000	50.0	100.0	150.0	100
Mr. Poff	472,500	37.5	75.0	112.5	75
Mr. Bickham	525,000	37.5	75.0	112.5	75
Ms. Raines	300,000	37.5	75.0	112.5	75
Mr. Blessing(2)	300,000	37.5	75.0	112.5	75
(1)
The Company achieved Adjusted EBITDA in 2022 equal to 100 % of the Adjusted EBITDA target. The plan provides discretion to the Compensation Committee to award more or less than the formula indicates, but, in 2022, the Compensation Committee did not use its discretion to deviate from the award indicated by the formula.

(2)	Mr. Blessing’s cash bonus was pro-rated to account for the fact that he was employed for only a part of the year.

For the fiscal year ending December 31, 2023, the Compensation Committee retained achievement of target levels of Adjusted EBITDA as the sole criteria for performance-based cash compensation, with a threshold of 50% of target award at 90% of the Adjusted EBITDA target, and a maximum of 150% of target award at 110% of the Adjusted EBITDA target (and linear interpolation within those ranges). Finally, the Compensation Committee set the target value of performance-based cash compensation as a percentage of base salary, as follows:
Name	Target % of Base Salary
Mr. Allison	100%
Mr. Poff	90%
Mr. Bickham	90%
Ms. Raines	75%
Mr. Blessing	75%
Performance-Based Equity Compensation
We believe compensation in the form of incentive equity awards aligns the interests of our named executive officers with the interests of our shareholders, and rewards our named executive officers for superior corporate performance. We believe this form of compensation is particularly effective for those individuals who have the most impact on the management and success of our business, providing them with a valuable long-term incentive while providing us with a valuable retention tool through the use of vesting periods. We also believe that equity incentives are an important part of a competitive compensation structure necessary to attract and retain talented named executive officers.
The performance-based equity component of our named executive officer compensation program is designed to provide our senior management with performance-based award opportunities, to drive superior long-term performance and to align the interests of our senior management with those of our shareholders.
For each named executive officer, the award opportunity for 2022 performance was based entirely on the achievement of Adjusted EBITDA as described above in the description of “Performance-Based Cash Compensation.”
The target amount for each performance-based equity plan is set as a fixed dollar amount and is based on the achievement of certain performance objectives, subject to adjustment at the discretion of the Compensation Committee. The target value of equity grants as a fixed dollar amount were as follows:
Name	Target $ Amount
Mr. Allison	1,850,000
Mr. Poff	650,000
Mr. Bickham	750,000
Ms. Raines	225,000
Mr. Blessing	225,000

As with the performance-based cash compensation, the Compensation Committee set a threshold of 50% payout at 90% of the Adjusted EBITDA target, and a maximum of 150% payout at 110% of the Adjusted EBITDA target (and linear interpolation within those ranges). Since the Company achieved Adjusted EBITDA in 2022 equal to 100 % of the Adjusted EBITDA target, the dollar value of equity awarded matched the Target Amount. The dollar values were converted into equity using the closing price of the Company’s common stock on February 24, 2022 and granted as restricted stock, vesting over three years on February 24 of 2023, 2024 and 2025. The amounts of these grants, which were made under the Company’s 2017 Omnibus Incentive Plan (the “2017 Plan”), were as follows:
Name	Restricted Stock Awards (#)
Mr. Allison	17,927
Mr. Poff	6,215
Mr. Bickham	7,171
Ms. Raines	2,151
Mr. Blessing	1,613
For the fiscal year ending December 31, 2023, the Compensation Committee retained achievement of target levels of Adjusted EBITDA as the sole criteria for performance-based equity compensation, with a threshold of 50% of target grant at 90% of the Adjusted EBITDA target, and a maximum of 150% of target grant at 110% of the Adjusted EBITDA target (and linear interpolation within those ranges). Finally, the Compensation Committee also set the target value of equity grants as a fixed dollar amount, as follows:
Name	Target $ Amount
Mr. Allison	2,200,000
Mr. Poff	900,000
Mr. Bickham	950,000
Ms. Raines	250,000
Mr. Blessing	250,000
Other Compensation
In addition to the primary compensation elements discussed above, we provide our named executive officers with limited benefits and perquisites as described below in footnote 4 to the 2022 Summary Compensation Table. We consider these additional benefits to be a part of a named executive officer’s overall compensation. These benefits generally do not impact the level of other compensation paid to our named executive officers, due to the fact that the incremental cost to us of these benefits and perquisites represents a small percentage of each named executive officer’s total compensation package. We believe that these enhanced benefits and perquisites provide our named executive officers with security, convenience and support services that allow them to focus attention on carrying out their responsibilities to us. In addition, we believe that these benefits and perquisites help us to be competitive and retain talented executives.
In addition, we offer other employee benefits to our named executive officers for the purpose of meeting current and future health and security needs for the named executive officers and their families. These benefits, which we generally offer to all eligible employees, include medical, dental and life insurance benefits, short-term disability pay, long-term disability insurance, and flexible spending accounts for medical expense reimbursements and dependent care.
Change in Control and Severance
Each of our named executive officers is eligible to receive contractually-provided severance benefits pursuant to his or her employment agreement. These severance benefits are generally intended to match the terms that we believe to be standard within the market, show the named executive officer that we have made an investment in the named executive officer and provide stability for both us and the named executive officer in a competitive market for qualified talent. We believe that providing severance protection to our named executive officers upon their involuntary termination of employment or self-termination for good reason is an important retention tool that is necessary in the competitive marketplace for talented executives. We believe that the amounts of these payments and benefits and the periods of time during which they would be provided are fair and reasonable. We generally do not take into account any amounts that may be received by a named executive officer following termination of employment when establishing current compensation levels. The terms of each arrangement were determined in negotiation with the applicable named executive officer in connection with his or her hiring or continued employment and were not based on any set formula. Our equity award agreements with each of the named executive officers also generally provide for unvested options or restricted stock to vest immediately upon a change in control of the Company, provided the executive officer is actively employed by the Company as of the change in control.
We believe that these change in control and severance arrangements provide additional benefits to the Company by allowing us to receive certain covenants from our named executive officers in partial consideration of the compensation to be received by the executive officer. These covenants include agreements not to compete, agreements not to solicit our employees, customers, referral sources or other business relation, agreements not to disclose certain confidential and proprietary information (including trade secrets) and agreements not to disparage the Company. These covenants are described in further detail below under “Potential Payments upon Termination or Change in Control.” None of our named executive officers are entitled to a tax gross-up in connection with a change in control payment.
Anti-Hedging of Company Stock
Pursuant to the Company’s Insider Trading Policy, directors, officers and employees are prohibited from:
•	directly or indirectly engaging in transactions designed to or have the effect of hedging or offsetting any decrease in the market value of Company stock;
•	buying or selling put options, call options or other derivatives of Company stock;
•	executing short sales of Company stock;
•	holding Company stock in margin accounts;
•	pledging any Company stock as collateral for a loan; and
•
establishing standing and limit orders (other than standing and limit orders under approved Rule 10b5-1 plans) without obtaining the consent of the Company’s Securities Trading Officer and the Board (or a duly appointed committee thereof).

Financial Restatements
The Compensation Committee has not adopted a policy with respect to whether we will make retroactive adjustments to any cash or equity-based incentive compensation paid to named executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement.
On October 26, 2022, the SEC adopted long-awaited final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The final rules direct the national securities exchanges and associations (including our own securities exchange, Nasdaq) to establish listing standards requiring each issuer to develop and implement a policy providing for the recovery, in the event of an accounting restatement, of incentive-based compensation received by current or former executive officers where the compensation was based on erroneously reported financial information. Pending Nasdaq’s adoption of final listing standards as required by the final rules, the Company intends to timely adopt a compliant claw-back policy.
Effect of Accounting and Tax Treatment on Compensation Decisions
Section 162(m) of the Internal Revenue Code of 1986 (“Section 162(m)”) generally disallows a corporate deduction for compensation over $1.0 million paid to the Company’s Chief Executive Officer and certain other executive officers, unless the compensation constitutes “qualified performance-based compensation” within the meaning of Section 162(m). The Compensation Committee has historically considered the impact of Section 162(m) in the design of its compensation strategies and intends to administer executive compensation programs in a manner that will preserve the deductibility of compensation paid to our executive officers. However, the Compensation Committee believes that shareholder interests are best served if it retains discretion and flexibility in awarding compensation to our named executive officers, even where the compensation paid under such programs may not be fully deductible, and the Compensation Committee may approve the payment of compensation that is outside the deductibility limitations of Section 162(m). Moreover, this exception allowing the full deductibility of “qualified performance-based compensation” does not apply to compensation paid after January 1, 2018 unless paid pursuant to a written binding contract that was in effect on November 2, 2017. While considering the tax implications of its compensation decisions, the Compensation Committee believes its primary focus should be to attract, retain and motivate executives and to align the executives’ interests with those of our stakeholders.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by the SEC rules with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
The foregoing report has been approved by all members of the Compensation Committee.
Mark L. First (Chairperson)
Jean Rush
Susan T. Weaver, M.D., FACP

2022 Summary Compensation Table
The following table provides information regarding the compensation earned by each of our named executive officers for the fiscal years ended December 31, 2022, 2021 and 2020.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)(2)	(f)(2)	(g)(3)	(h)	(i)(4)	(j)
R. Dirk Allison Chief Executive Officer and Chairman of the Board	2022	890,385	—	1,924,993	—	900,000	—	24,201	3,739,579
	2021	830,769	—	1,650,059	—	935,000	—	28,836	3,444,644
	2020	725,961	—	2,126,589	—	825,000	—	30,892	3,708,442
Brian Poff EVP, Chief Financial Officer, Secretary and Treasurer	2022	468,173	—	660,000	—	354,375	—	20,232	1,502,780
	2021	442,308	—	1,550,099	—	371,250	—	22,039	2,385,696
	2020	405,961	—	708,863	—	338,250	—	28,060	1,481,134
W. Bradley Bickham President and Chief Operating Officer	2022	520,192	—	770,011	—	393,750	—	28,528	1,712,481
	2021	488,462	—	1,605,174	—	412,500	—	35,428	2,541,564
	2020	433,269	—	779,739	—	363,000	—	41,441	1,617,449
Monica Raines EVP, Chief Compliance and Quality Officer	2022	294,808	—	333,974	588,056	225,000	—	18,367	1,460,205
Cliff Blessing (1) EVP, Chief Development Officer	2022	207,692	—	266,800	664,413	168,750	—	13,071	1,320,726
(1)
Mr. Blessing’s employment began on April 20, 2022, and his base salary for 2022 represents the amounts of base salary earned for the period beginning on his employment commencement date through December 31, 2022.

(2)
These amounts are the grant date fair value of option awards and stock awards calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions we used in valuing options are described under the caption “Stock Options and Restricted Stock Awards” in Note 9 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022.

(3)
Reflects annual cash incentive awards earned pursuant to the Company’s annual bonus program. The amounts in this column for fiscal year 2022 were paid on April 10, 2023. For information regarding our annual bonus program, see “—Compensation Discussion and Analysis—Performance-Based Cash Compensation.”

(4)	Other compensation for 2022 includes the following amounts:
Name	Matching Contributions (4-a)	Life Insurance Premium (4-b)	Personal Benefit (4-c)	Reimbursed Expense (4-d)	Total All Other Compensation
R. Dirk Allison	—	$11,716	$11,285	$1,200	$24,201
Brian Poff	—	2,855	16,177	1,200	20,232
W. Bradley Bickham	—	13,069	14,259	1,200	28,528
Monica Raines	—	988	16, 179	1,200	18,367
Cliff Blessing	—	3,750	9,321		13,071
(4-a)	Matching contributions paid under the Company’s 401(k) plan to each of the named executive officers.
(4-b)	Term life insurance and group term life premium paid by the Company for the benefit of the named executive officers.
(4-c)	The amounts in this column represent the Company’s contribution to the executive’s health, dental and vision benefits, as applicable.
(4-d)	The amounts in this column represent the reimbursement of cell phone allowance for each of the named executive officers.

Grants of Plan-Based Awards in 2022
The following table sets forth each grant of plan-based awards to our named executive officers during 2022:
		Estimated Future Payouts Under Non-Equity Incentive Plan(1)			Estimated Future Payouts Under Equity Incentive Plan(2)			All Other Stock Awards: Number of Shares of Stock or Unit (#) (f)	All Other Options Awards: Number of Securities Underlying Options (#) (g)	Exercise or Base Price of Options Awards ($/Sh) (h)	Grant Date Fair Value of Stock and Option Awards ($)(3)(i)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)
R. Dirk Allison		450,000	900,000	1,350,000	937,500	1,750,000	2,812,500
	2/23/2022							27,332			1,924,993
Brian Poff		177,188	354,375	531,563	325,000	650,000	975,000
	2/23/2022							9,371			660,000
W. Bradley Bickham		196,875	393,750	590,625	375,000	750,000	1,125,000
	2/23/2022							10,933			770,011
Monica Raines	3/01/2022	112,500	225,000	337,500	112,500	225,000	337,500		19,000	84.43	588,056
	3/01/2022							2,900			246,007
	2/23/2022							1,249			87,967
Cliff Blessing	4/20/2022	84,375	168,750	253,125	84,375	168,750	253,125		19,000	92.00	664,413
	4/20/2022							2,900			266,800
(1)
Award made pursuant to the Company’s 2022 Performance-Based Cash Compensation Plan, and described in further detail above under “—Compensation Discussion & Analysis—Performance-Based Cash Compensation.”

(2)
Award made pursuant to the Company’s 2022 Performance-Based Equity Compensation Plan, and described in further detail above under “—Compensation Discussion & Analysis—Performance-Based Equity Compensation.”

(3)
This column discloses the grant date fair value of restricted stock and option awards calculated in accordance with FASB ASC Topic 718. The assumptions we used in valuing the awards are described under the caption “Stock Options and Restricted Stock Awards” in Note 9 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022.

Outstanding Equity Awards at 2022 Fiscal Year End
The following table lists all outstanding equity awards held by our named executive officers as of December 31, 2022:
	Number of Securities Underlying Unexercised Options (#)				Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not vested ($)(3)
Name	Exercisable	Unexercisable	Options Exercise Price ($)	Option Expiration Date
R. Dirk Allison	87,500	—	19.71	01/21/2026
	24,961	—	34.05	03/03/2027
	23,958	—	37.25	03/02/2028
	75,000	—	37.25	03/02/2028
					43,551	4,312,991
Brian Poff	6,161	—	37.25	03/02/2028
	22,500	—	37.25	03/02/2028
					22,954	2,283,693
W. Bradley Bickham	5,000	—	34.55	01/16/2027
	6,161	—	37.25	03/02/2028
	25,000	—	37.25	03/02/2028
					25,050	2,492,225
Monica Raines	2,062	—	34.05	03/03/2027
	1,900	—	37.25	03/02/2028
	—	19,000(1)	84.83	03/01/2032
					5,003	497,748
Cliff Blessing	—	19,000(2)	92.00	04/20/2032
					2,900	288,521
(1)	Ms. Raines’ unexercisable options vest on four equal installments on March 1 of each of 2023, 2024, 2025 and 2026
(2)	Mr. Blessing’s unexercisable options vest on four equal installments on April 20 of each of 2023, 2024, 2025 and 2026
(3)
The value for Messrs. Allison, Poff, Bickham and Blessing, and Ms. Raines equals the number of shares of unvested restricted stock held by each of Messrs. Allison, Poff, Bickham and Blessing, and Ms. Raines, respectively, as of December 31, 2022, multiplied by the market price of Company common stock at the close of December 31, 2022, which was $99.49 per share.

Option Exercises and Stock Vested During Fiscal Year 2022
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
R. Dirk Allison	12,500	983,375	15,094	1,211,928
Brian Poff	—	—	4,956	397,579
W. Bradley Bickham	7,500	549,075	5,339	427,786
Monica Raines	—	—	863	69,552
Cliff Blessing	—	—	—	—
(1)	Value realized upon the exercise of option awards is based on the difference between the actual price at which the exercised shares were sold and the exercise price of the options.
(2)	Value realized upon the vesting of stock awards is based on the closing price of our common stock on the applicable vesting date.
Pension Benefits
None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit pension plans sponsored by us.
Nonqualified Deferred Compensation
None of our named executive officers participates in or has account balances in non-qualified deferred compensation plans sponsored by us.

Employment Agreements
We have entered into employment agreements with each of our named executive officers.
Employment Agreement with Mr. Allison
We have entered into an amended and restated employment agreement with Mr. Allison effective November 5, 2018. The initial term of Mr. Allison’s agreement was four years from the date of Mr. Allison’s initial employment with the Company, which is February 29, 2016; after the initial term, the agreement automatically renews for successive one-year terms, unless either party provides at least 180 days’ notice prior to the expiration of the applicable term of its intention not to renew the agreement. Under the agreement, Mr. Allison is entitled to an annual base salary of $600,000, subject to annual review and adjustment upward by our Compensation Committee thereafter. In addition, in the event that the Company attains a certain percentage of its annual performance target, which target is determined by the Board in its sole discretion, Mr. Allison is eligible, at the discretion of the Compensation Committee, to receive: (1) stock-based compensation with a target of up to 150% of his annual base salary, and (2) cash-based compensation with a target of up to 150% of his annual base salary. Mr. Allison is entitled to receive benefits paid to similarly situated employees, which include participation in health, disability and vacation plans. Mr. Allison is entitled to receive severance benefits upon termination of employment as described below under “—Potential Payments upon Termination or Change in Control.”
Employment Agreement with Mr. Poff
We entered into an amended and restated employment agreement with Mr. Poff effective November 5, 2018. The initial term of Mr. Poff’s agreement was four years from the date of Mr. Poff’s initial employment with the Company, which is May 10, 2016; after the initial term, the agreement automatically renews for successive one-year terms, unless either party provides at least 30 days’ notice prior to the expiration of the applicable term of its intention not to renew the agreement. Under the agreement, Mr. Poff is entitled to an annual base salary of $375,000, subject to annual review and adjustment upward by our Compensation Committee thereafter. In addition, at the discretion of the Compensation Committee, he is eligible to receive an annual bonus in an amount equal to up to 75% of his annual base salary, based on the Company’s evaluation of his performance compared to established Company and/or individual objectives at the target levels, and up to a percentage of his annual base salary to be determined for performance against established objectives at the maximum levels. Mr. Poff is entitled to receive benefits paid to similarly situated employees, which include, at a minimum, participation in health, disability and vacation plans, as well as receipt of a life insurance policy with a death benefit of up to five times his base salary, although we are not required to pay more than 3% of Mr. Poff’s base salary for such insurance policy. Mr. Poff is entitled to receive severance benefits upon termination of employment as described below under “—Potential Payments upon Termination or Change in Control.”
Employment Agreement with Mr. Bickham
We entered into an amended and restated employment agreement with Mr. Bickham effective November 5, 2018. The initial term of Mr. Bickham’s agreement was one year from the date of Mr. Bickham’s initial employment with the Company, which is January 16, 2017; after the initial term, the agreement automatically renews for successive one-year terms, unless either party provides at least 30 days’ notice prior to the expiration of the applicable term of its intention not to renew the agreement. Under the agreement, Mr. Bickham is entitled to an annual base salary of $390,000, subject to annual review and adjustment upward by our Compensation Committee thereafter. In addition, at the discretion of the Compensation Committee, he is eligible to receive an annual bonus in an amount equal to up to 75% of his annual base salary, based on the Company’s evaluation of his performance compared to established Company and/or individual objectives at the target levels, and up to a percentage of his annual base salary to be determined for performance against established objectives at the maximum levels. Mr. Bickham is entitled to receive benefits paid to similarly situated employees, which include, at a minimum, participation in health, disability and vacation plans, as well as receipt of a life insurance policy with a death benefit of up to five times his base salary, although we are not required to pay more than 3% of Mr. Bickham’s base salary for such insurance policy. Mr. Bickham is entitled to receive severance benefits upon termination of employment as described below under “—Potential Payments upon Termination or Change in Control.”
Employment Agreement with Ms. Raines
We entered into an amended and restated employment agreement with Ms. Raines effective March 1, 2022. The initial term of Ms. Raines’ agreement was one year from the effective date of March 1, 2022; after the initial term, the agreement automatically renews for successive one-year terms, unless either party provides at least 30 days’ notice prior to the expiration of the applicable term of its intention not to renew the agreement. Under the agreement, Ms. Raines is entitled to an annual base salary of $300,000, subject to annual review and adjustment upward by our Compensation Committee thereafter. In addition, at the discretion of the Compensation Committee, she is eligible to receive an annual bonus in an amount equal to up to 75% of her annual base salary, based on the Company’s evaluation of her performance compared to established Company and/or individual objectives at the target levels, and up to a percentage of her annual base salary to be determined for performance against established objectives at the maximum levels. Ms. Raines is entitled to receive benefits paid to similarly situated employees, which include, at a minimum, participation in health, disability and vacation plans, as well as receipt of a life insurance policy with a death benefit of up to five times her base salary, although we are not required to pay more than 3% of Ms. Raines base salary for such insurance policy. Ms. Raines is entitled to receive severance benefits upon termination of employment as described below under “—Potential Payments upon Termination or Change in Control.”
Employment Agreement with Mr. Blessing
We entered into an employment agreement with Mr. Blessing effective April 20, 2022. The initial term of Mr. Blessing’s agreement was one year from the effective date of April 20, 2022; after the initial term, the agreement automatically renews for successive one-year terms, unless either party provides at least 30 days’ notice prior to the expiration of the applicable term of its intention not to renew the agreement. Under the agreement, Mr. Blessing is entitled to an annual base salary of $300,000, subject to annual review and adjustment upward by our Compensation Committee thereafter. In addition, at the discretion of the Compensation Committee, he is eligible to receive an annual bonus in an amount equal to up to 75% of his annual base salary, based on the Company’s evaluation of his performance compared to established Company and/or individual objectives at the target levels, and up to a percentage of his annual base salary to be determined for performance against established objectives at the maximum levels. Mr. Blessing is entitled to receive benefits paid to similarly situated employees, which include, at a minimum, participation in health, disability and vacation plans, as well as receipt of a life insurance policy with a death benefit of up to five times his base salary, although we are not required to pay more than 3% of Mr. Blessing’s base salary for such insurance policy. Mr. Blessing is entitled to receive severance benefits upon termination of employment as described below under “—Potential Payments upon Termination or Change in Control.”
Restrictive Covenant
Mr. Allison’s right to receive severance benefits is conditioned on strict compliance with certain covenants, including nondisclosure of certain confidential and proprietary information, for two years (or for three years upon a Change of Control) after Mr. Allison’s termination:
•	noncompetition within 50 miles of any of our locations;
•	nonsolicitation of business from any of our customers;
•	nonsolicitation of our employees, customers, referral sources, suppliers, vendors, licensees or other business relations of the Company; and
•	nondisparagement of the Company.
The right of the other named executive officers to receive severance benefits is conditioned on strict compliance with certain covenants, including nondisclosure of certain confidential and proprietary information, for one year (or for two years upon a Change of Control) after the executive’s termination:
•	noncompetition within 50 miles of any of our locations;
•	nonsolicitation of business from any of our customers;
•	nonsolicitation of our employees, customers, referral sources, suppliers, vendors, licensees or other business relations of the Company; and
•	nondisparagement of the Company.

Potential Payments upon Termination or Change in Control
We have entered into employment agreements with the named executive officers described above, that provide for payments and benefits in the event of termination of employment. Under the employment agreements, each named executive officer is entitled to severance benefits if (i) we terminate his or her employment other than for Reasonable Cause; (ii) if such executive officer resigns with Good Reason (defined below); and (iii) in the event of his or her death or suffering a physical or mental Disability. The named executive officers are entitled to severance enhancements in the event they experience a termination by the Company without Reasonable Cause or if they resign with Good Reason in connection with a Change in Control.
Reasonable Cause
Under the employment agreements for the named executive officers, Reasonable Cause is defined as:
•	material breach or omission by the executive of any of his or her duties or obligations under his or her employment agreement, if uncured after notice;
•	the executive willfully engaging in any action that materially damages, or that may reasonably be expected to materially damage, the Company or our business or goodwill;
•	any breach by the executive officer of his or her fiduciary duties;
•	commission of any act involving fraud, the misuse or misappropriation of our money or property, any felony, the habitual use of drugs or other intoxicants or chronic absenteeism;
•	gross negligence or willful misconduct by the executive;
•	gross insubordination by the executive, including intentional disregard of any reasonable directive from the Chief Executive Officer, or Board (solely the Board, in the case of Mr. Allison); or
•	failure to perform any material duty in a timely and effective manner, if uncured after notice.
Good Reason
Under the employment agreement for Mr. Allison, Good Reason is defined as:
•	any reduction in base salary;
•	any material reduction in employment duties and responsibilities;
•	removal by the Company as Chief Executive Officer or as a member of the Board;
•
any material breach by the Company of any material term of Mr. Allison’s employment agreement, other than a breach which is remedied by the Company within 10 days after receipt of written notice given by the executive;

•	a change in his direct reporting duty to a person other than the Board;
•	the relocation of the Chief Executive Officer’s principal office to a location more than 50 miles from Frisco, Texas; or
•
if Addus HomeCare Corporation were to become a direct or indirect wholly-owned subsidiary of a single operating company or other entity (the “Operating Company”) and Mr. Allison were not to be employed as the Chief Executive Officer and a member of the board of directors (or other analogous governing body) of the Operating Company.

Under the employment agreements for the other named executive officers, Good Reason is defined as:
•	any reduction in base salary;
•	any material reduction in employment duties and responsibilities;
•	any material breach by the Company of any material term of the agreement, other than a breach which is remedied by the Company within 10 days after receipt of written notice given by the executive;
•	a change in direct reporting duty to a person other than the Chief Executive Officer or the Board; or
•	the relocation of the executive officer’s principal office to a location more than 50 miles from Frisco, Texas.

Disability
Under the employment agreements for our named executive officers, Disability is defined as the named executive officer suffering a physical or mental disability (a “Disability”) so that such executive is or, in the opinion of an independent physician retained by the Company for purposes of this determination will be, unable to perform his or her duties in a manner satisfactory to the Company for a period of ninety days out of any one hundred eighty consecutive-day period.
Severance Benefits
If we terminate a named executive officer’s employment other than for Reasonable Cause or the executive resigns for Good Reason (as defined in the respective named executive officers’ employment agreement), then, generally, such executive is entitled to the following:
•
Mr. Allison—(i) unpaid base salary for any period prior to the effective date of termination, (ii) a pro rata payment of bonus for any period prior to the effective date of termination, and (iii) accrued but unpaid benefits. In addition, subject to strict compliance with the noncompetition, confidentiality and other covenants, Mr. Allison would receive (i) severance pay equal to his base cash compensation, which is defined as the highest base salary in effect for the executive, payable in equal installments for 24 months following termination, (ii) any unpaid bonus for a completed performance period that the Executive would have earned had he remained employed through the date of payment, and (iii) after-tax cash payments equal to the Company’s share of COBRA premiums for a period of up to 2 years.

•
Other named executive officers—(i) unpaid base salary for any period prior to the effective date of termination, (ii) a pro rata payment of bonus for any period prior to the effective date of termination, and (iii) accrued but unpaid benefits. In addition, subject to strict compliance with the noncompetition, confidentiality and other covenants, the named executive officer would receive (i) severance pay equal to his or her base cash compensation, which is defined as the highest base salary in effect for the executive, payable in equal installments for 12 months following termination; plus (ii) after-tax cash payments equal to the Company’s share of COBRA premiums for a period of 12 months.

Change in Control Severance Enhancements
The named executive officers are entitled to severance enhancements in the event they experience a termination by the Company without Reasonable Cause or resign for Good Reason in connection with a Change in Control (each as defined in their respective agreements), as follows:
•
Mr. Allison—if Mr. Allison is terminated by the Company without Reasonable Cause or resigns for Good Reason within six months prior to or one year following a Change in Control of the Company, then he would receive, in lieu of the amounts described above in “Severance Benefits” (and less any such severance amounts already received), (i) an amount equal to 36 months of his annual cash compensation, which is defined as the sum of the highest base salary in effect for the executive, plus the greater of the prior year’s bonus or the annualized amount of the executive’s target bonus for the current year, payable in equal installments for 24 months following termination, (ii) any unpaid bonus for a completed performance period that the Executive would have earned had he remained employed through the date of payment, and (iii) after-tax cash payments equal to the Company’s share of 36 months of COBRA premiums, payable in equal installments for two years following termination.

•
The other named executive officers—if the executive is terminated by the Company without Reasonable Cause or resigns for Good Reason within six months prior to or one year following a Change in Control of the Company, then he or she would receive, in lieu of the amounts described above in “Severance Benefits” (and less any such severance amounts already received), (i) an amount equal to 24 months of his or her annual cash compensation, which is defined as the sum of the highest base salary in effect for the executive, plus the greater of the prior year’s bonus or the annualized amount of the executive’s target bonus for the current year, payable in equal installments for 12 months following termination, (ii) a pro rata portion of the bonus he or she would have been entitled to receive had his or her employment not been terminated, plus (iii) after-tax cash payments equal to the Company’s share of 24 months of COBRA premiums, payable in equal installments for one year following termination.

Treatment of Equity Awards
Upon a Change in Control or the Executive’s Death or Disability
Pursuant to their award agreements, all of our named executive officers are also entitled to immediate vesting of their unvested options and restricted stock upon a Change in Control of the Company, provided the executive officer is actively employed by the Company as of the Change in Control, or the named executive officer’s death or Disability (each as defined in the 2009 Plan and the 2017 Plan, as applicable).
Post-Termination Option Exercise Periods
Under the 2009 Plan, options generally remain exercisable for a maximum of three months following the named executive officer’s termination for any reason, except (i) all options are forfeited upon a termination for Cause, (ii) vested options remain exercisable for a period of six months following termination in the event of the named executive officer’s Retirement and (iii) vested options remain exercisable for a period of twelve months following termination in the event of the named executive officer’s death or Disability (each term as defined in the 2009 Plan).
Under the 2017 Plan, options generally remain exercisable for a maximum of three months following the named executive officer’s termination for any reason, except (i) all options will be forfeited upon a termination for Cause, (ii) vested options will remain exercisable for a period of six months following termination in the event of the named executive officer’s Retirement and (iii) vested options will remain exercisable for a period of twelve months following termination in the event of the named executive officer’s death or Disability (each term as defined in the 2017 Plan).

Potential Payments upon Termination or Change in Control Table
The following table sets forth information concerning the payments that would be received by each named executive officer upon various termination of employment scenarios, assuming the termination occurred on December 31, 2022. The table below only shows additional amounts that the named executive officers would be entitled to receive upon termination, and does not show other items of compensation that may be earned and payable at such time such as earned but unpaid base salary, bonuses or benefits:
Name	Benefits	Payments on Termination without Reasonable Cause or for Good Reason ($)	Payments on Termination without Reasonable Cause, or for Good Reason, in Connection with a Change in Control ($)	Disability ($)	Death ($)
R. Dirk Allison(1)	Severance	4,575,000	11,025,000	—	—
	Extension of Benefits	22,570	33,855	—	—
	Value of Accelerated Vesting of Equity Awards	—	4,312,991	4,312,991	4,312,991
	Life Insurance Benefit Paid by Insurance Company	—	—	—	—
	Total	4,597,570	15,371,846	4,312,991	4,312,991

Brian Poff(2)	Severance	1,476,875	2,953,750	—	—
	Extension of Benefits	16,177	32,354	—	—
	Value of Accelerated Vesting of Equity Awards	—	2,283,693	2,283,693	2,283,693
	Life Insurance Benefit Paid by Insurance Company	—	—	—	—
	Other	637,500
	Total	2,130,552	5,269,797	2,283,693	2,283,693

W. Bradley Bickham(3)	Severance	1,668,750	3,337,500	—	—
	Extension of Benefits	14,259	28,518	—	—
	Value of Accelerated Vesting of Equity Awards	—	2,492,225	2,492,225	2,492,225
	Life Insurance Benefit Paid by Insurance Company	—	—	—	—
	Total	1,683,009	5,858,243	2,492,225	2,492,225

Monica Raines(4)	Severance	750,000	1,500,000	—	—
	Extension of Benefits	16,179	32,358	—	—
	Value of Accelerated Vesting of Equity Awards	—	776,288	776,288	776,288
	Other	—	—	—	—
	Total	766,179	2,308,646	776,288	776,288

Cliff Blessing(5)	Severance	693,750	1,387,500	—	—
	Extension of Benefits	9,321	18,642	—	—
	Value of Accelerated Vesting of Equity Awards	—	430,831	430,831	430,831
	Other	—	—	—	—
	Total	703,071	1,836,973	430,831	430,831
(1)
Represents amounts Mr. Allison would be entitled to receive pursuant to his employment agreement and equity award agreements. See “—Employment Agreements” and “—Potential Payments upon Termination or Change in Control.”

(2)
Represents amounts Mr. Poff would be entitled to receive pursuant to his employment agreement and equity award agreements. See “—Employment Agreements” and “—Potential Payments upon Termination or Change in Control.”

(3)
Represents amounts Mr. Bickham would be entitled to receive pursuant to his employment agreement and equity award agreements. See “—Employment Agreements” and “—Potential Payments upon Termination or Change in Control.”

(4)
Represents amounts Ms. Raines would be entitled to receive pursuant to his employment agreement and equity award agreements. See “—Employment Agreements” and “—Potential Payments upon Termination or Change in Control.”

(5)
Represents amounts Mr. Blessing would be entitled to receive pursuant to his employment agreement and equity award agreements. See “—Employment Agreements” and “—Potential Payments upon Termination or Change in Control.”

Amounts of unpaid pro rata bonus are calculated using the non-discretionary bonuses actually paid for 2022 performance. Amounts of prior year’s bonuses are calculated using the bonus actually paid (if any) for 2021 performance.

Pay Versus Performance
The following table presents certain information regarding compensation paid to our executive officers, and certain measures of financial performance, for the three years ended December 31, 2022. The amounts shown below are calculated in accordance with Item 402(v) of Regulation S-K:
					Value of Initial Fixed $100 Investment Based on:
	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for non-PEO Named Executive Officers(2)	Average Compensation Actually Paid to non-PEO Named Executive Officers(3)	Addus Total Shareholder Return(4)	Peer Group Shareholder Return(4)	Net Income ($ in thousands)(5)	Adjusted EBITDA ($ in thousands)(6)
Name	($)	($)	($)	($)	($)	($)
2022	3,739,579	4,243,735	1,499,048	1,717,310	102.32	37.60	46,025	$101,480
2021	3,444,664	1,715,387	1,845,240	1,260,316	96.19	37.29	45,126	97,661
2020	3,708,442	4,250,192	1,293,624	1,500,491	120.44	29.23	33,133	76,907

(1)
The dollar amounts reported in the column reflect the amounts of total compensation reported for Mr. Allison for each corresponding year in the “Total” column of the Summary Compensation Table. Mr. Allison was our principal executive officer for the years ended 2022, 2021 and 2020.

(2)
The dollar amounts reported in the column reflect the average amounts of total compensation reported for our non-PEO NEOs for each corresponding year in the “Total” column of the Summary Compensation Table. In 2022, our non-PEO NEOs were Brian Poff, W. Bradley Bickham, Monica Raines and Cliff Blessing. In 2021, our non-PEO NEOs were Brian Poff, W. Bradley Bickham, Sean Gaffney and Roberton Stevenson. In 2020, our non-PEO NEOs were Brian Poff, W. Bradley Bickham, Sean Gaffney and Darby Anderson.

(3)
Amounts are calculated in accordance with Item 402(v) and do not reflect actual amounts of compensation paid to the PEO and other Non-PEO NEOs. See table below for detail of amounts deducted and added to the Summary Compensation Table figure to calculate compensation actually paid.

	PEO($)	2022 Average of Non-PEO NEOs($)	PEO($)	2021 Average of Non-PEO NEOs($)	PEO($)	2020 Average of Non-PEO NEOs($)
Total Compensation as reported on Summary Compensation Table	3,739,579	1,499,048	3,444,664	1,845,240	3,708,442	1,293,624
Less Fair Value of stock awards reported in Summary Compensation Table	1,924,993	507,696	1,650,059	941,938	2,126,589	567,086
Fair value of equity compensation granted in current year - value at year-end	2,719,261	757,666	1,271,923	750,084	2,441,678	651,108
Change in fair value from end of prior fiscal to end of awards made in prior fiscal years that were unvested at end of current fiscal year	95,794	42,688	(833,209)	(282,215)	1,008,853	431,475
Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	(385,905)	(74,395)	(517,933)	(110,856)	(782,191)	(308,630)
Compensation Actually Paid	4,243,735	1,717,310	1,715,387	1,260,316	4,250,192	1,500,491
(4)
Total shareholder return assumes that $100 was invested in our common stock and the peer group composite index on December 31, 2019 and reflects the value, as of December 31 of each covered year in the table above, of such investment. This shareholder return assumes reinvestment of all dividends. The peer group reflects the peer group composite index used in the Stock Performance Graph included in our Annual Report.

(5)	Dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(6)
For the Company’s definition of adjusted EBITDA, refer to Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2022. The Company has determined that adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s named executive officers for the most recently completed fiscal year.

Financial Performance Measures
As described in detail in “Compensation Discussion and Analysis,” our executive compensation program consists of several compensation elements, including equity compensation which is directly tied to the returns experienced by our shareholders. The financial performance measures used to link compensation actually paid to our named executive officers with the Company’s performance for 2022 are as follows:
•	Adjusted EBITDA
•	Total Shareholder Return

Additional Information Regarding Executive Compensation
Compensation Actually Paid and Cumulative Total Share Return
The amount of compensation actually paid to Mr. Allison and the average amount of compensation actually paid to our named executive officers as a group (excluding Mr. Allison) during the three most recently completed fiscal years is generally aligned with the Company’s cumulative TSR during the same periods. Specifically, each of these measures declined from 2020 to 2021, and then increased from 2021 to 2022. The alignment of compensation actually paid with the Company’s cumulative TSR over the period presented is because a significant portion of the compensation actually paid to Mr. Allison and to the other named executive officers is comprised of equity awards. The Company’s cumulative TSR did not align with the cumulative TSR of our peer group over the period presented, because during 2020 the TSR of our peer group declined significantly (while the Company’s TSR increased), and during 2021 the TSR of our peer group recovered a portion of the TSR lost during 2020 (while the Company’s TSR declined). During 2022 both the Company’s TSR and the TSR of our peer group increased.
Compensation Actually Paid and Net Income
While the amount of net income achieved by the Company has increased during each of the three most recently completed fiscal years, the amount of compensation actually paid to Mr. Allison and the average amount of compensation actually paid to our named executive officers as a group (excluding Mr. Allison) declined from 2020 to 2021, and then increased from 2021 to 2022. The Company does not use net income as a performance measure in the overall executive compensation program, but the measure of net income is correlated with the measure Adjusted EBITDA, which the Company does use when setting goals in the Company’s short-term and long-term incentive compensation programs for the named executive officers.
Compensation Actually Paid and Adjusted EBITDA
While the amount of Adjusted EBITDA achieved by the Company has increased during each of the three most recently completed fiscal years, the amount of compensation actually paid to Mr. Allison and the average amount of compensation actually paid to our named executive officers as a group (excluding Mr. Allison) declined from 2020 to 2021, and then increased from 2021 to 2022.The Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure used by the Company to link compensation to the named executive officers, to Company performance. The Company utilizes Adjusted EBITDA when setting goals in the Company’s short-term and long-term incentive compensation programs for the named executive officers.
Compensation Risks
Based on our review, we believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, with the oversight of the Compensation Committee, we have reviewed our employee compensation policies and practices, our mixture of cash and equity opportunities, our use of short-term and long-term performance-based awards, use of financial metrics that are easily capable of review and avoidance of uncapped rewards.
Pay Ratio
As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. R. Dirk Allison, our Chief Executive Officer and Chairman of the Board at December 31, 2022. We identified our median employee using our total employee population as of December 31, 2022 by applying a consistently applied compensation measure across our global employee population. For our consistently applied compensation measure, we used annual base salary, since it represents the primary compensation component paid to all of our employees. As a result, annual base salary provides an accurate depiction of total earnings for identifying our median employee. We then calculated the median employee’s total annual compensation in accordance with the requirements of the 2022 Summary Compensation Table. We did not use any material estimates, assumptions, adjustments or statistical sampling to determine the worldwide median employee.
Our median employee is a home care aide working part-time with 20 hours per week or less. As of December 31, 2022, approximately 73% of our employees were home care aides, and approximately 90% of our home care aides were classified as part-time. Our Chief Executive Officer’s total 2022 compensation was $3,739,579 as reported in the 2022 Summary Compensation Table above, and the annual total compensation of our median employee was $15,628. Accordingly, our 2022 CEO to Median Employee Pay Ratio was 239:1. Each individual’s total annual compensation can be comprised of different compensation elements and is dependent on where the individual works.
Please keep in mind that under the SEC’s rules and guidance, there are numerous ways to determine the compensation of a company’s median employee, including the employee population sampled, the elements of pay and benefits used, any assumptions made and the use of statistical sampling. In addition, no two companies have identical employee populations or compensation programs, and pay, benefits and retirement plans differ by country even within the same company. As such, our pay ratio may not be comparable to the pay ratio reported by other companies.
2022 Director Compensation
Consistent with the Company’s independent director compensation policy, in 2022, our independent directors received an annual retainer of $80,000 for service on the Company’s Board. The Lead Director received an additional retainer of $25,000.
In addition, in 2022, the chairpersons of the Company’s Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Government Affairs Committee received an additional annual retainer of $25,000, $10,000, $10,000 and $10,000, respectively. Independent directors were also reimbursed for reasonable expenses incurred in attending Board meetings, committee meetings and shareholder meetings.
In addition, during 2022, each independent director received an annual grant of restricted shares of the Company’s common stock valued at approximately $109,991 which was awarded following the Company’s annual meeting of shareholders. Each grant of restricted stock to an independent director vests on June 15, 2023.
The foregoing independent director compensation is subject to review and adjustment on the recommendation of our Nominating and Corporate Governance Committee.
The following information sets forth the compensation paid to our directors, whose compensation is not described above, for the year ended December 31, 2022:
Name (a)(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Michael Earley(2)	105,000	109,991	214,991
Mark L. First(3)	96,250	109,991	206,241
Steven I. Geringer(4)	86,250	109,991	196,241
Darin J. Gordon(5)	90,000	109,991	199,991
Veronica Hill-Millbourne(6)	80,000	109,991	189,991
Esteban López, M.D.(7)	80,000	109,991	189,991
Jean Rush(8)	80,000	109,991	189,991
Susan T. Weaver, M.D., FACP(9)	82,500	109,991	192,491
(1)
This column discloses the grant date fair value of stock awards calculated in accordance with FASB ASC Topic 718. The assumptions we used in valuing equity incentives are described under the caption “Stock Options and Restricted Stock Awards” in Note 9 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022.

(2)
The cash fees owed to Mr. Earley were paid to Pelican Advisory LLC, a limited liability company owned by Mr. Earley and the stock awards granted to Mr. Earley were made to him directly as an individual. As of December 31, 2022, Mr. Earley held 1,406 unvested restricted shares.

(3)
The cash fees owed to Mr. First were paid in part to an affiliate of Eos Management and in part to Mr. First directly as individual in the amounts of $22,500 and $67,500, respectively. The stock awards granted to Mr. First were made to him directly as an individual. As of December 31, 2022, Mr. First held 1,406 unvested restricted shares.

(4)	Mr. Geringer passed away in September of 2022.
(5)	As of December 31, 2022, Mr. Gordon held 1,406 unvested restricted shares.
(6)	As of December 31, 2022, Mrs. Hill-Milbourne held 1,406 unvested restricted shares.
(7)	As of December 31, 2022, Dr. López held 1,406 unvested restricted shares.
(8)	As of December 31, 2022, Ms. Rush held 1,406 unvested restricted shares.
(9)	As of December 31, 2022, Dr. Weaver held 1,406 unvested restricted shares.

Compensation Committee Interlocks and Insider Participation
During 2022, Mr. Geringer, Mr. First and Dr. Weaver served on our Compensation Committee. None of the members of the Compensation Committee has been an officer or employee of the Company since our 2009 IPO. None of our executive officers serves on the board of directors or compensation committee (or other board committee performing equivalent functions) of an entity that has an executive officer serving as a member of our Board on our Compensation Committee.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
The appointment of our independent auditor will be approved annually by the Audit Committee and ratified by our shareholders. The Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. The Audit Committee has authorized the engagement of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ended December 31, 2023.
PwC was our independent registered public accounting firm for the fiscal year ended December 31, 2022 and December 31, 2021. The decision to engage PwC as our independent registered public accounting firm was approved by the Audit Committee.
Representatives of PwC are expected to attend the Annual Meeting and will have an opportunity to make a statement if they wish. They are also expected to be available to answer questions at the meeting.
Independent Auditor Fee Information
The following table presents fees for professional audit services rendered by PwC for the audit of our annual consolidated financial statements for 2022 and 2021 and fees for other services rendered by PwC for fiscal year 2022 and 2021:
PricewaterhouseCoopers (PwC)	2022	2021
Audit fees(1)	$2,136,637	$1,749,412
Audit-related fees(2)	115,959	—
Tax fees(3)	78,298	25,000
All other fees(4)	959	974
Total	$2,330,894	1,774,412
(1)
Audit fees represent fees for professional services provided in connection with the audit of the Company’s consolidated financial statements, the audit of the effectiveness of internal control over financial reporting, the reviews of the Company’s quarterly financial statements, and the involvement with the Company’s filings of registration statements.

(2)	Audit-related fees for 2022 represent fees for attest services related to CARES Act provider relief funds.
(3)	Tax Fees represent fees for tax compliance, consultation and support services.
(4)	All other fees represent fees for the annual renewal of software licenses for accounting research.
Pre-Approval Policy of Audit and Non-Audit Services
The Audit Committee charter requires the Audit Committee to pre-approve all audit and permitted non-audit services provided by the independent auditor as well as the related fees. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee may delegate the pre-approval authority to a member or members of the Audit Committee or may adopt pre-approval policies and procedures, to the extent permitted by applicable laws. Any pre-approvals made pursuant to delegated authority or pre-approval policies and procedures must be presented to the full Audit Committee at its next meeting.
The Audit Committee pre-approved all services provided by PwC in 2021 and 2022. The Audit Committee has pre-approved all services anticipated to be provided by PwC during 2023.
THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023.

AUDIT COMMITTEE REPORT
The information contained in this Audit Committee Report shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.
The Audit Committee consists of four members of the Board, each of whom has been determined by the Board to be financially literate, as contemplated by the Nasdaq Stock Market Rules. The Board has determined that Michael Earley is an “audit committee financial expert,” as that term is defined under 407(d) of Regulation S-K. Each member of the Audit Committee is independent, within the meaning of such term under the independence requirements for audit committee membership of the Nasdaq Stock Market Rules, Rule 10A-3 under the Exchange Act and the SEC’s rules and regulations.
The Audit Committee operates under a written charter approved by the Board, a copy of which is available on the Company’s website. As more fully described in the charter, the primary purpose of the Audit Committee is to assist the Board in its oversight of the integrity of the Company’s financial statements and effectiveness of internal control over financial reporting and the performance, qualification and independence of the Company’s independent registered public accounting firm.
The Company’s management prepares the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and is responsible for the financial reporting process that generates these statements. Management is also responsible for establishing and maintaining adequate internal control over financial reporting. The Audit Committee, on behalf of the Board, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by the Company’s management, its auditors and other advisors.
The Audit Committee has reviewed and discussed the Company’s December 31, 2022 audited consolidated financial statements and effectiveness of internal control over financial reporting with management and with its independent registered public accounting firm, PricewaterhouseCoopers LLP.
The Audit Committee has also received from, and discussed with, its independent registered public accounting firm the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board’s (the “PCAOB”), the SEC and the Audit Committee’s charter.
The Audit Committee has received from its independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from the Company and its management. In addition, the Audit Committee has discussed and considered whether the provision of non-audit services by the Company’s principal auditor, as described above, is compatible with maintaining auditor independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.
The foregoing report has been approved by the Audit Committee.
Michael Earley (Chairperson)
Darin J. Gordon
Jean Rush

PROPOSAL NO. 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
The Dodd-Frank Act requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. As described above in the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee of the Board of Directors has structured our executive compensation program to achieve the following key objectives:
•	Reward the named executive officer for a job done well;
•	Compensate named executive officers within market standards;
•	Provide compensation that is fair to the named executive officer and the Company; and
•	Create a high-performance culture.
We urge shareholders to read the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 21 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the 2022 Summary Compensation Table and other related compensation tables and narrative, appearing on pages 29 through 0, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement are effective in achieving our compensation objectives and contribute to the Company’s performance.
In accordance with Section 14A of the Exchange Act, the Board is presenting this proposal, which gives shareholders the opportunity to endorse or not endorse our executive pay program on an advisory basis by voting “FOR” or “AGAINST” the following resolution:
“RESOLVED, that the shareholders of Addus HomeCare Corporation approve, on an advisory basis, the compensation of the company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures.”
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Company, the Board and the Compensation Committee. The say-on-pay proposal is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies, practices, and plans described in this Proxy Statement. Although non-binding, the Compensation Committee will carefully review and consider the voting results when making future decisions regarding our executive compensation program.
THE BOARD OF DIRECTORS AND THE COMPENSATION COMMITTEE RECOMMEND A VOTE “FOR” THE RESOLUTION APPROVING, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4: APPROVAL OF THE ADOPTION OF THE ADDUS HOMECARE CORPORATION AMENDED AND RESTATED 2017 OMNIBUS INCENTIVE PLAN
The Board proposes that the shareholders approve the Addus HomeCare Corporation Amended and Restated 2017 Omnibus Incentive Plan, or the A&R 2017 Plan, which was approved by the Board as of April 13, 2023, subject to shareholder approval at this meeting. Our Board is seeking shareholder approval of the A&R 2017 Plan in accordance with the rules of The NASDAQ Stock Market LLC.
If our shareholders do not approve the A&R 2017 Plan, the remaining shares available for grant could be less than what will be needed to grant awards in March 2024 to the executives and other employees of the Company consistent with our compensation philosophy and historic grant practices. Therefore, we believe that the approval of this proposal is in the best interests of the Company and our shareholders.
The proposal to approve the A&R 2017 Plan does not imply that we intend to materially alter our compensation practices, although, the company and our Compensation Committee maintain the ability to do so.
Key Data Regarding the Original 2017 Plan
•	As of April 13, 2023, there were 274,215 shares available for issuance.
•	As of April 13, 2023, there were options to purchase 467,776 shares outstanding with a weighted average exercise price of $45.70 and a weighted average remaining term of 4.91 years.
•	As of April 13, 2023, there were 206,129 unvested restricted stock awards outstanding.
Key Terms of the A&R 2017 Plan
Key features of the A&R 2017 Plan (and, where applicable, changes from the 2017 Plan) are highlighted below.
Plan Feature	A&R 2017 Plan Terms	Original 2017 Plan Terms
Authorized Shares (Section 4.1 of the A&R 2017 Plan)	864,215, comprised of 274,215 shares (the number of shares that were available for issuance under the 2017 Plan as of April 13, 2023) and 590,000 newly authorized shares.	The 2017 Plan originally made 1,182,270 (less any shares granted under the 2009 plan after March 31, 2017) shares available for grant.
Award Limits (Section 4.1 of the A&R 2017 Plan)	Aggregate awards granted under the A&R 2017 Plan during any calendar year to any single recipient cannot exceed 500,000 shares subject to stock options or stock appreciation rights.
Aggregate awards granted under the 2017 Plan during any calendar year to any single recipient cannot exceed (i) 500,000 shares subject to stock options or stock appreciation rights, (ii) 300,000 shares subject to awards denominated in shares of common stock and intended to qualify for the performance-based exception from the tax deductibility limitation of Section 162(m) of the Code or (iii) $5,000,000 for awards denominated in cash and intended to qualify for the performance-based exception from the tax deductibility limitation of Section 162(m) of the Code.

Expiration Date (Section 1.3 of the A&R 2017 Plan)	No Award of an Incentive Stock Option may be granted under the A&R 2017 Plan after April 13, 2033.	No Award of an Incentive Stock Option may be granted under the 2017 Plan after April 26, 2027.
No Liberal Share Counting (Section 4.1 of the A&R 2017 Plan)	Awards made under the 2017 Plan (and the 2009 Plan) that are forfeited, canceled, settled in cash or otherwise terminated without a distribution of shares will be	Same, except shares withheld by the Company in connection with an option exercise or the payment of any required income tax withholding upon an option

Plan Feature	A&R 2017 Plan Terms	Original 2017 Plan Terms

added back to the share reserve. Explicitly prohibits shares withheld for payment of taxes for awards, the exercise price for appreciation awards, shares acquired with the proceeds of appreciation awards, and shares from stock settled SARs from being added back to the share reserve.
exercise or the vesting of restricted stock of shares will be added back to the share reserve.
No Repricing (Section 4.4 of the A&R 2017 Plan)
The 2017 Plan prohibits the repricing of stock options or SARs without shareholder approval. This restriction applies to both direct repricing (lowering the exercise price of a stock option) and indirect repricing (cancelling an outstanding stock option in exchange for a cash award or another award).
Same.
Limit on Non-Employee Director Compensation (Section 5.4 of the A&R 2017 Plan)
The aggregate value of all compensation (both cash and equity) paid or granted, as applicable, to any non-employee director in any calendar year shall not exceed $500,000 (subject to exceptions for extraordinary circumstances such as service on a special committee).
Same.
Clawback Provision (Section 18.11 of the A&R 2017 Plan)
Awards will be subject to mandatory repayment to the extent (1) set forth in any Award Agreement, (2) the recipient is, or in the future becomes, subject to a clawback policy adopted by us (including to comply with the Dodd-Frank Act, once final SEC clawback rules are adopted), or (3) the recoupment provisions of applicable law, including the Sarbanes-Oxley Act, apply to the recipient.
Same.
Automatic Vesting Acceleration Upon Change in Control (Article XIV of the A&R 2017 Plan)	The A&R 2017 Plan does not provide for automatic vesting acceleration upon a change in control.	Same.
The following is a summary of the significant terms of the A&R 2017 Plan. The summary is qualified in its entirety by reference to the full text of the plan, a copy of which is attached to this Proxy Statement as Annex A.
Purpose
The purpose of the A&R 2017 Plan is to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the personal interests of eligible employees, directors and consultants (“Participants”) to those of the Company’s shareholders, to provide Participants with an incentive for excellence in individual performance, and to promote teamwork among Participants. The A&R 2017 Plan is further intended to provide flexibility to the Company and its subsidiaries in their ability to motivate, attract and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in that success.

Administration
The A&R 2017 Plan will be administered by the Compensation Committee. The Compensation Committee has the authority under the A&R 2017 Plan, among other things, to select the individuals to whom Awards will be granted, to determine the sizes, types and other terms and conditions of Awards, to construe and interpret the A&R 2017 Plan and any Award granted under the A&R 2017 Plan, to establish, amend or waive rules and regulations for the A&R 2017 Plan’s administration and to amend the terms and conditions of any outstanding Award. Further, the Compensation Committee will make all other determinations that it deems necessary or advisable for the administration of this A&R 2017 Plan. The Compensation Committee may generally delegate to one or more officers of the Company the authority to grant options or awards and/or to determine the number of shares subject to each such option or award. All decisions and determinations by the Compensation Committee in the exercise of its power are final, conclusive and binding.
Eligible Individuals
Any employee, consultant or director of the Company or of any of its subsidiaries will be eligible to receive an Award under, and become a participant in, the A&R 2017 Plan. The Compensation Committee, or its delegates, will select the individuals who will receive Awards under the A&R 2017 Plan.
Shares Subject to the Plan
Under the A&R 2017 Plan, Awards may be made in shares of our common stock. Subject to adjustment as provided by the terms of the A&R 2017 Plan, the maximum aggregate number of shares of common stock with respect to which awards may be granted under the A&R 2017 Plan will be 864,215, comprised of 274,215 shares (the number of shares that were available for issuance under the A&R 2017 Plan as of April 13, 2023) and 590,000 shares (the number of shares newly authorized by the shareholders upon their approval of the A&R 2017 Plan). The aggregate awards granted during any calendar year to any single Participant cannot exceed 500,000 shares subject to stock options or stock appreciation rights (“SARs”), 300,000 shares subject to Awards denominated in shares or $5,000,000 for Awards denominated in cash.
In the case of non-employee directors of our Board, the aggregate value of all compensation paid or granted, as applicable, to any individual for service as a non-employee director with respect to any calendar year, including equity Awards granted and cash fees paid by the Company to, cannot exceed five hundred thousand dollars ($500,000) in value, calculating the value of any equity Awards granted during such calendar year based on the grant date fair value of such Awards for financial reporting purposes. The Board may make exceptions to this limit in certain extraordinary circumstances, such as where any non-employee director is serving on a special litigation or transactions committee of the Board, as the Board may determine in its discretion.
Any shares of common stock subject to an Award under the A&R 2017 Plan that are forfeited, canceled, settled in cash or otherwise terminated without a distribution of shares to a participant will be deemed available for Awards under the A&R 2017 Plan. Additionally, any shares of common stock subject to an Award under the Company’s 2009 Stock Incentive Plan that are forfeited, canceled, settled in cash or otherwise terminated without a distribution of shares to a participant will be deemed available for Awards under the A&R 2017 Plan. Any shares of common stock that are delivered by attestation or withheld by the Company in connection with an option exercise or the payment of any required income tax withholding upon an option exercise or the vesting of restricted stock or restricted stock units or shares repurchased by the Company on the open market with proceeds of the exercise or strike price of an option or SAR will not be available again for Awards under the A&R 2017 Plan. Any shares covered by a SAR, to the extent exercised and settled in shares, and whether or not shares are actually issued to the participant upon exercise of the SAR, are deemed issued and not available again for Awards under the A&R 2017 Plan.
Upon a change in corporate capitalization, such as a stock split, stock dividend or a corporate transaction, such as any merger, consolidation, combination, exchange of shares or the like, separation, including a spin-off, or other distribution of stock or property of the Company (other than normal, recurring dividends), any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, the Compensation Committee shall make adjustments to the number and class of shares of common stock that may be delivered as described above, in the number and class of and/or price of common stock subject to outstanding Awards granted under the A&R 2017 Plan, as the Compensation Committee, in its sole discretion, may determine to be appropriate and equitable to prevent dilution or enlargement of rights.

Types of Awards Available
Subject to terms of the A&R 2017 Plan, the Compensation Committee may grant the following types of Awards to eligible employees, directors and consultants: stock options intended to satisfy the requirements of Code Section 422 (“Incentive Stock Options”), stock options not intended to satisfy the requirements of Code Section 422 (“Nonqualified Stock Options”), SARs, “Restricted Stock,” “Restricted Stock Units,” “Performance Awards” and “Other Stock Unit Awards.” The A&R 2017 Plan also provides the opportunity for a participant to elect to defer the payment of bonuses and other Awards (“Deferred Stock Units”). Awards granted under the A&R 2017 Plan may be evidenced by an agreement with the participant (an “Award Agreement”).
With respect to non-employee directors, the A&R 2017 Plan authorizes the Compensation Committee to provide that all or a portion of a non-employee director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, SARs, Restricted Stock, Deferred Stock Units, Restricted Stock Units, and/or Other Stock Unit Awards, including unrestricted common stock. The Compensation Committee will determine the terms and conditions of any of these type of Awards, including the terms and conditions which apply upon a termination of the Non-Employee Director’s service as a member of the Board, and will have full power and authority in its discretion to administer such Awards, subject to the terms of the A&R 2017 Plan and applicable law.
Stock Options
The Compensation Committee may grant Incentive Stock Options or Nonqualified Stock Options under the A&R 2017 Plan. The Award Agreement for each option grant will specify the exercise price, the duration of the option, the number of shares of common stock to which the option pertains and such other provisions as the Compensation Committee shall determine which are not inconsistent with the terms of the A&R 2017 Plan. The exercise price of each option will equal the fair market value of a share of common stock at the time such option is granted. The term of each option will be determined by the Compensation Committee, but may not be greater than ten years from the date of grant. The Compensation Committee may provide, notwithstanding the foregoing, that the duration of Nonqualified Stock Options be extended, subject to certain limitations contained in the A&R 2017 Plan, if exercise would violate applicable securities law. Options are exercisable at the times and subject to such restrictions and conditions as determined by the Compensation Committee.
No Incentive Stock Options will be granted to an employee under the A&R 2017 Plan or any other Incentive Stock Option plan of the Company or its subsidiaries to purchase shares of common stock as to which the aggregate fair market value (determined as of the date of grant) of the shares of common stock which first become exercisable by the employee in any calendar year exceeds $100,000. To the extent an option initially designated as an Incentive Stock Option exceeds this value limit (or otherwise fails to satisfy the requirements applicable to Incentive Stock Options), it will be deemed a Nonqualified Stock Option and will otherwise remain in full force and effect.
To exercise a vested option, the participant must provide the Company or its designated agent with a written, electronic or telephonic notice setting forth the number of shares of common stock with respect to which the option is to be exercised, accompanied by full payment of the exercise price for the shares. This payment may be made in one of the following ways: (a) in cash or its equivalent; (b) subject to the Compensation Committee’s approval, by delivery of previously acquired shares of common stock having an aggregate fair market value at the time of exercise equal to the total exercise price (provided that the shares that are delivered must have been held by the participant for at least six (6) months prior to their delivery); (c) subject to the Compensation Committee’s approval, by authorizing a third party to sell shares of common stock (or a sufficient portion of the shares) acquired upon exercise of the option and remitting to the Company a sufficient portion of the sales proceeds to pay the exercise price; (d) subject to the Compensation Committee’s approval, by withholding shares of common stock (net-exercise) otherwise deliverable to the Participant having an aggregate Fair Market Value at the time of exercise equal to the total option price together with any applicable withholding taxes, or (e) subject to the Compensation Committee’s approval, by withholding shares of common stock a combination of (a), (b), (c) or (d); or (f) by any other method approved by the Compensation Committee in its sole discretion. Unless otherwise determined by the Compensation Committee, all payments under all of the exercise methods shall be paid in U.S. dollars.
The Compensation Committee may impose such restrictions on any shares of common stock acquired pursuant to the exercise of an option granted under the A&R 2017 Plan as it may deem advisable, including, without limitation, (a) restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such shares, restrictions required by any shareholders’ or other agreement governing ownership of the Company’s common stock, and (b) restrictions permitted under the A&R 2017 Plan with respect to Restricted Stock.
Stock Appreciation Rights
The Compensation Committee may grant SARs under the A&R 2017 Plan, either in tandem with options or freestanding. Tandem awards may be granted at the same time as the grant of the related options or at any time thereafter prior to the end of the exercise period for the related options. The Award Agreement for each SAR grant will specify the grant price, the duration of the SARs and such other provisions as the Compensation Committee determines. Each Award Agreement for a tandem SAR will specify the options to which it relates and the terms and conditions under which exercise or expiration of the related options will result in automatic expiration of the related SAR and the terms and conditions on which exercise or expiration of the SAR will result in automatic expiration of the related options.
The grant price for each SAR shall be equal to the fair market value of a share of common stock on the date of grant, provided that for each tandem SAR, the grant price shall not be less than the exercise price of the related options. The Compensation Committee shall determine the term of the SAR, in its sole discretion, provided that a SAR must expire no later than the tenth (10th) anniversary of the grant date.
SARs may be exercised on the terms and conditions the Compensation Committee, in its discretion, chooses to impose. The exercise of related options will cause the immediate automatic expiration of related SARs on the terms and conditions specified by the Compensation Committee. Notwithstanding the foregoing, an Award Agreement may provide, or be amended to provide, that if on the last day of the term of an SAR the Fair Market Value of one share of common stock exceeds the grant price of such Award by an amount as may be determined by the Compensation Committee, the Participant has not exercised the SAR and the SAR has not otherwise expired, the SAR shall be deemed to have been exercised by the Participant on such day pursuant to such procedures as may be determined by the Compensation Committee. Upon exercise of a SAR, a participant shall be entitled to receive payment from the Company in an amount determined by multiplying (a) the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the SAR by (b) the number of shares of common stock with respect to which the SAR is exercised.
Settlement of SARs may be made in shares of common stock (valued at their fair market value at the time of exercise), in cash, or in a combination of shares and cash, as determined by the Compensation Committee in its discretion. Any shares of common stock delivered in payment shall be deemed to have a value equal to the fair market value of such shares on the date of exercise of the SAR.
Restricted Stock or Restricted Stock Units
The Compensation Committee may grant Restricted Stock or Restricted Stock Units under the A&R 2017 Plan. The Award Agreement for each Restricted Stock or Restricted Stock Unit grant will specify the number of shares of common stock or share equivalent units granted, the period (the “Restriction Period”) during which any restrictions apply to the Restricted Stock or Restricted Stock Units and such other provisions as the Compensation Committee determines which are not inconsistent with the terms of the A&R 2017 Plan.
An Award of Restricted Stock is a grant of shares of common stock that are subject to restrictions on the transfer or other disposition of the shares and such other restrictions as the Compensation Committee deems appropriate. These restrictions may include, but are not limited to, a requirement that participants pay a stipulated purchase price for each share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions or restrictions under applicable federal or state securities laws.
At the time an Award of Restricted Stock is granted, a certificate representing the number of shares of common stock awarded is registered in the name of the Participant receiving the Award. The certificate must be held by the Company or any custodian appointed by the Company for the account of the Participant receiving the Award subject to the terms and conditions of the A&R 2017 Plan, and bears a legend setting forth the restrictions imposed by the Compensation Committee, in its discretion. The Compensation Committee may, however, in its discretion, provide that ownership of shares of common stock be evidenced by a “book entry” in the records of the Company or its designated agent. Any “book entry” records of the Company or its agent are, absent manifest error, binding on all Participants who receive Awards of Restricted Stock evidenced in such manner. The holding of Restricted Stock by the Company or an escrow holder, or the use of book entries to evidence the ownership of Restricted Stock, in accordance with the A&R 2017 Plan, does not affect the rights of Participants as owners of the Restricted Stock awarded to them, nor affect the restrictions applicable to shares under the Award Agreement or the A&R 2017 Plan, including the transfer restrictions.
Except as otherwise provided in the Award Agreement, shares of Restricted Stock covered by each Restricted Stock grant made under the A&R 2017 Plan shall become freely transferable by the participant after the last day of the applicable Restriction Period.
If the Compensation Committee so determines, participants holding shares of Restricted Stock may exercise full voting rights and (whether or not the Company holds the certificate(s) representing such shares) be credited with dividends paid with respect to the underlying shares of common stock during the Restriction Period.
Restricted Stock Units are similar to Restricted Stock, except that no actual shares of common stock are issued. Instead, a bookkeeping account is established for a participant that is valued solely by reference to our shares of common stock. A grant of Restricted Stock Units may contain restrictions similar to those that apply to Restricted Stock, as described above. Each Restricted Stock Unit has a value equal to the Fair Market Value of a share of common stock. Restricted Stock Units may be settled in cash, common stock, other securities or other property, as determined in the sole discretion of the Compensation Committee, upon the lapse of the applicable restrictions applicable, or otherwise in accordance with the applicable Award Agreement. Except as otherwise determined by the Compensation Committee at or after grant, Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Stock Units shall terminate, without further obligation on the part of the Company, unless the Participant remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Stock Units were granted and unless any other restrictive conditions relating to the Restricted Stock Unit Award are met.
Deferred Stock Units
Subject to the terms and provisions of the A&R 2017 Plan, the Compensation Committee, at any time and from time to time, may award Deferred Stock Units to participants in lieu of payment of a bonus or other Award if so elected by a participant under such terms and conditions as the Compensation Committee shall determine, including terms that provide for the grant of Deferred Stock Units valued in excess of the bonus or Award deferred.
A participant must make an election to receive Deferred Stock Units in the calendar year before the calendar year in which the services related to the Award are first performed. The Compensation Committee may require a participant to defer, or permit (subject to any conditions as the Compensation Committee may from time to time establish) a participant to elect to defer, receipt of all or any portion of any payment of cash or shares of common stock that otherwise would be due to such participant in payment or settlement of an Award under the A&R 2017 Plan, to the extent consistent with Code Section 409A. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest in respect of deferred payments credited in cash, and the payment or crediting of dividend equivalents in respect of deferred amounts credited in stock equivalents. Settlement of any Deferred Stock Units shall be made in a single sum of cash or shares of common stock.
Performance Awards
The Compensation Committee has the sole and complete authority to determine the Participants who receive a Performance Award under the A&R 2017 Plan. The Award Agreement for each Performance Share grant consists of a right that is (i) denominated in cash or common stock (including but not limited to Restricted Stock, Restricted Stock Units and Performance Shares), (ii) valued, as determined by the Compensation Committee, in accordance with the achievement of such performance goals during the performance periods established by the Compensation Committee, and (iii) payable at the time and in the form determined by the Compensation Committee.
Each Performance Share will have an initial value equal to the fair market value of a share of common stock on the grant date. The Compensation Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Share Awards that will be paid out to the participant. The time period during which the performance goals must be met shall be called a “Performance Period.”
After the applicable Performance Period has ended, the participant will receive a payout of the number and value of the Performance Shares that have been earned, based on the extent to which the applicable performance goals have been met. Payment of earned Performance Share Awards shall be as determined by the Compensation Committee and, if applicable, as provided in the related Award Agreement. Subject to the terms of the A&R 2017 Plan, the Compensation Committee, in its sole discretion, may pay earned Performance Share Awards in the form of cash, shares of common stock or a combination of cash and shares, that have an aggregate fair market value equal to the value of the earned Performance Share Awards at the close of the applicable Performance Period. Such shares of common stock may be delivered subject to any restrictions deemed appropriate by the Compensation Committee. No fractional shares will be issued. The determination of the Compensation Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement relating to the grant of the Award or the resolutions establishing the Award.
Participants holding Performance Shares may be entitled to receive the dividends declared during the Performance Period with respect to the shares of common stock represented by such Performance Shares, as determined by the Compensation Committee in its discretion.
If applicable tax and/or securities laws change to permit Compensation Committee discretion to alter the governing performance goals without obtaining shareholder approval of such changes, the Compensation Committee shall have sole discretion to make such changes without obtaining shareholder approval.
Other Stock Unit Awards
Subject to the terms of the A&R 2017 Plan, Other Stock Unit Awards may be granted to participants in such amounts and upon such terms, and at any time from time to time, as the Compensation Committee determines. Such Awards may be granted either alone or in addition to other Awards granted under the A&R 2017 Plan, and such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the A&R 2017 Plan. Each Other Stock Unit Award grant shall be evidenced by an Award Agreement that shall specify the restrictions upon such Award, if any, the number of Other Stock Units granted, and such other provisions as the Compensation Committee determines which are not inconsistent with the terms of the A&R 2017 Plan.
Dividend Equivalent Rights
The applicable Award Agreement will specify whether a Participant is entitled to receive dividend equivalent rights in respect of Deferred Stock Units and Restricted Stock Units at the time of any payment of dividends to shareholders on Shares. If the applicable Award Agreement specifies that a Participant is entitled to dividend equivalent rights, (i) the amount of any such dividend equivalent right is equal to the amount that would be payable to the Participant as a shareholder in respect of a number of Shares equal to the number of Deferred Stock Units and Restricted Stock Units then credited to the Participant, and (ii) any such dividend equivalent right is paid in accordance with the Company’s payment practices as may be established from time to time and as of the date on which such dividend would have been payable in respect of outstanding Shares (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided, that no dividend equivalents can be paid on Deferred Stock Units or Restricted Stock Units that have not yet vested; provided further, that such dividend equivalents may be accumulated and paid when and if the underlying Restricted Share Units vest.
No Repricing of Options or Stock Appreciation Rights
Except in connection with corporate transactions involving the Company (such as a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Compensation Committee does not have the power to (i) lower the option price of an option after it is granted, (ii) lower the grant price of an SAR after it is granted, (iii) cancel an option when the exercise price thereof exceeds the fair market value of the underlying shares in exchange for cash or another award or grant substitute options with a lower exercise price than the cancelled options, (iv) cancel an SAR when the grant price exceeds the fair market value of the underlying shares in exchange for cash or another award, or grant substitute SARs with a lower grant price than the cancelled award, or (v) take any other action with respect to an option or SAR that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Company’s common stock is traded, in each case without the approval of the Company’s shareholders.
Clawback
Any Award granted pursuant to the A&R 2017 Plan is subject to mandatory repayment by the Participant to the Company (i) to the extent set forth in any Award Agreement, (ii) to the extent that the Participant is, or in the future becomes, subject to (a) any “clawback” or recoupment policy adopted by the Company or any of its affiliates to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.
Nontransferability
Except as provided in an Award Agreement or by the Compensation Committee, as applicable, no Award under the A&R 2017 Plan may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Unless otherwise provided in an Award Agreement or by the Compensation Committee, as applicable, options and SARs are exercisable only by the participant during the participant’s lifetime. No transfer of an Award for value is permitted under the A&R 2017 Plan. For Restricted Stock, all rights with respect to the Restricted Stock granted to a Participant under the A&R 2017 Plan will be available during the Participant’s lifetime and prior to the end of the Period of Restriction (as defined in the A&R 2017 Plan) to the Participant.
Change in Control
The A&R 2017 Plan provides that, unless otherwise specified in an Award Agreement, in the event of a change in control of the Company, the Board, in its sole discretion, may: (a) accelerate the time of vesting of Awards so that some or all of the Awards then outstanding may be exercised in full or in part for a limited period as fixed by the Compensation Committee, after which all unexercised Awards will terminate; (b) terminate the Options or SARs in exchange for a cash payment equal to the amount by which the Fair Market Value of the Shares subject to such Option to the extent the Option or SAR has vested exceeds the exercise price with respect to such Shares; (c) terminate the Options or SARs after adequate notice; (d) permit Awards to be assumed by the new parent or successor corporation and replaced with a comparable Award; (e) provide that (i) any outstanding Performance Awards relating to performance periods ending prior to the Change in Control which have been earned but not paid shall become immediately payable, (ii) all then-in-progress Performance Periods for Performance Awards that are outstanding shall end, and either (A) any or all Participants shall be deemed to have earned an award equal to the relevant target award opportunity for the Performance Period in question, or (B) the Compensation Committee shall determine the extent to which performance criteria have been met with respect to each such Performance Award, if at all, and (iii) the Company shall cause to be paid to each Participant such partial or full Performance Awards, in cash, Shares or other property as determined by the Compensation Committee, within thirty days of such Change in Control, based on the Change in Control consideration, which amount may be zero if applicable; or (f) amend an Award Agreement or take such other action with respect to an Award that it deems appropriate.
Termination of Employment/Directorship
Except as otherwise provided in the Award Agreement, upon termination of a participant’s employment or directorship for any reason other than disability (as defined in the A&R 2017 Plan), death or retirement (as defined in the A&R 2017 Plan), an Award granted to a participant may be exercised by the participant or a permitted transferee at any time on or prior to the earlier of the expiration date of the Award or, in the case of an option or a SAR, the expiration of three (3) months after the date of termination but only if, and to the extent that, the participant was entitled to exercise the Award at the date of termination. Upon termination of the participant’s employment or directorship by reason of the participant’s disability or death, an Award granted to a participant shall become vested and/or may be exercised by the participant or a permitted transferee only to the extent set forth in such participant’s Award Agreement. Upon termination of the participant’s employment or directorship due to retirement, a Nonqualified Stock Option granted to the participant may be exercised by the participant or a permitted transferee at any time on or prior to the earlier of the expiration date of the option or the expiration of six months after the date of termination due to retirement but only if, and to the extent that, the participant was entitled to exercise the Nonqualified Stock Option at the date of termination. All Awards or any portion thereof not yet vested or exercisable or whose restriction period has not expired as of the date of termination shall terminate and be forfeited immediately on the date of termination.
If the Compensation Committee finds that cause (as defined in the A&R 2017 Plan or in a participant’s employment agreement) exists with respect to a participant, then as of the date the Compensation Committee makes its finding, any Awards awarded to the participant that have not been exercised (including all Awards that have not yet vested) will be forfeited.

A “termination” includes an event which causes a participant to lose his eligibility to participate in the A&R 2017 Plan. In the case of a consultant and a nonemployee director, the meaning of “termination” or “termination of employment” includes the date that the Participant ceases to provide significant services to the Company or its subsidiaries. Unless otherwise determined by the Compensation Committee, an authorized leave of absence pursuant to a written agreement or other leave entitling an employee to reemployment in a comparable position by law or rule shall not constitute a termination of employment for purposes of the A&R 2017 Plan unless the employee does not return at or before the end of the authorized leave or within the period for which re-employment is guaranteed by law.
Notwithstanding the foregoing, the Compensation Committee has the authority to prescribe different rules that apply upon the termination of employment of a particular participant, which shall be provided in the participant’s Award Agreement or similar document. However, with respect to any Award subject to Code Section 409A, any reference to “termination of employment” or similar term shall mean an event that constitutes a “separation from service” within the meaning of Code Section 409A.
Securities Law Compliance
Section 16(b) of the Exchange Act provides for the recovery of profits realized by certain officers and directors resulting from the purchase and sale or sale and purchase of common stock within any six-month period. The SEC has promulgated rules that provide exemptions from those profit recovery provisions for participant-directed transactions under an employee benefit plan, such as the A&R 2017 Plan, if certain conditions are satisfied.
To the extent any provision of the A&R 2017 Plan or action by the Compensation Committee fails to comply with applicable securities laws, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.
The Company may use reasonable endeavors to register shares of common stock issued pursuant to Awards with the SEC or to effect compliance with the registration, qualification, and listing requirements of any state or foreign securities laws, stock exchange, or trading system.
Certain directors and officers of the Company may be deemed to be affiliates of the Company under federal securities law and, as such, may be restricted in the resale of shares of common stock acquired pursuant to the A&R 2017 Plan. Generally, any resale by an affiliate must comply with Rule 144 under the Securities Act.
Amendment or Termination
No Award of an Incentive Stock Option may be granted after April 25, 2033. In addition, our Board may terminate the A&R 2017 Plan and may amend, alter, modify or suspend the A&R 2017 Plan at any time or from time to time, and the Compensation Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award, prospectively or retroactively in time. However, no termination, amendment or modification may materially adversely affect any Award previously granted, without the written consent of the Participant holding the Award.
Shareholder approval is necessary for any amendment of the A&R 2017 Plan that (a) increases the maximum number of Shares, or the types of Awards, available under the A&R 2017 Plan, (b) changes the designation of the class of persons eligible to receive ISOs under the A&R 2017 Plan, or (c) modifies the A&R 2017 Plan in a manner that requires shareholder approval under applicable law or the rules of a stock exchange or trading system on which Shares are traded.
U.S. Federal Tax Consequences
The following discussion is a summary of certain of the United States federal income tax consequences of Awards under the A&R 2017 Plan. This discussion only applies to U.S. citizens and/or residents and does not address tax consequences under foreign, state or local laws or estate tax consequences. This description is intended for use by the Company’s shareholders in determining how to vote at its Annual Meeting and not as tax advice to participants under the A&R 2017 Plan. Each participant is strongly encouraged to seek expert tax advice with specific reference to his or her own tax situation.
Withholding
A Participant may be required to pay to the Company and the Company has the right to withhold from any Award, from any payment due or transfer made under any Award or under the A&R 2017 Plan, or from any compensation or other amount owing to a Participant the amount (in cash, common stock, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the A&R 2017 Plan and to take other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Compensation Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Award (provided, however, that the amount of any common stock withheld does not exceed the amount necessary to satisfy required federal, state local and foreign withholding obligations using the maximum statutory withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income); and/or (b) tendering to the Company or its affiliates common stock owned by the Participant (or by the Participant and his or her spouse jointly) and purchased or held for the requisite period of time, in each case (x) as may be required to avoid the Company’s or its affiliate’s incurring an adverse accounting charge and (y) based on the Fair Market Value of the common stock on the wage payment date as determined by the Compensation Committee. All such elections must be irrevocable, made in writing, signed by the Participant, and must be subject to any restrictions or limitations that the Compensation Committee, in its sole discretion, deems appropriate.
Nonqualified Stock Options
A participant will not recognize income at the time of grant of a Nonqualified Stock Option, and the Company will not be entitled to a deduction at that time. When the Nonqualified Stock Option is exercised, the participant will recognize ordinary income equal to the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price, if any. The participant’s tax basis in these shares will equal the exercise price paid plus the amount recognized by the participant as ordinary income. The Company will generally be entitled to a federal income tax deduction, in the Company’s tax year in which the Nonqualified Stock Option is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds the shares of common stock acquired pursuant to the exercise of a Nonqualified Stock Option for more than one year after the exercise of the option, the capital gain or loss realized upon the sale of these shares should be a long-term capital gain or loss. The participant’s holding period for the shares acquired upon the exercise of a Nonqualified Stock Option will begin on the date of exercise.
Incentive Stock Options
A participant will not recognize income at the time of grant of an Incentive Stock Option, and the Company will not be entitled to a deduction at that time. If the Incentive Stock Option is exercised during employment, or within three months thereafter (or one year thereafter in the case of a permanently and totally disabled employee), the participant will not recognize any income, and the Company will not be entitled to a deduction. However, the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price is includable in computing the participant’s alternative minimum taxable income.
Generally, if the participant disposes of the shares of common stock acquired by exercise of an Incentive Stock Option within either two years of the date of grant or one year of the date of exercise, the participant will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of these shares on the date of exercise over the exercise price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the participant. If the shares of common stock are disposed of after the two-year and one-year periods described above, the Company will not be entitled to any deduction, and the entire gain or loss for the participant will be treated as a long-term capital gain or loss.
Other Awards
Stock Appreciation Rights are taxed and deductible by the Company in substantially the same manner as Nonqualified Stock Options.
A participant will not recognize income at the time of grant of shares of Restricted Stock that are subject to a substantial risk of forfeiture and restrictions on transfer (unless the participant elects to accelerate recognition as of the date of grant in accordance with Code Section 83(b)). The participant generally will recognize ordinary income equal to the market value of the shares of Restricted Stock at the time the restrictions lapse or at the time the shares are transferable. With respect to Restricted Stock Units, a participant generally will not recognize income upon grant, but will recognize ordinary income when the cash or shares of common stock are distributed to the participant, based on the market value of the shares at the time of distribution. The Company will generally have a corresponding deduction at the time the participant recognizes income.

Performance Shares and dividend equivalents generally are subject to tax at the time of payment, and the Company will generally have a corresponding deduction at that time.
Payment with Shares
When shares of common stock subject to an Award are used to satisfy any required tax withholding, the participant will recognize gain or loss with respect to those shares. In this situation, the participant will recognize a short-term capital gain or loss, as the case may be, equal to the difference between the amount of the required tax withholding satisfied by the shares over the participant’s tax basis, if any, in those shares.
If the participant uses shares of common stock he or she owns to pay, in whole or part, the exercise price of an option, no gain or loss will be recognized with respect to these shares. In this situation, however, the tax basis of the shares of common stock received upon exercise will be the tax basis of the shares delivered as payment, share for share, to the extent the number of shares received equals the number of shares delivered as payment. The tax basis of the balance of the shares of common stock received in excess of the number of shares delivered by the participant will be equal to the sum of the amount of the exercise price paid for the balance of the shares received in cash or by check, if any, plus any amount the participant is required to recognize as income as a result of the exercise. It should be noted, however, that if payment of the exercise price of an Incentive Stock Option is made with shares of common stock acquired by an earlier exercise of an Incentive Stock Option, and those shares have not been held for the required holding periods discussed above, payment in shares will result in the participant recognizing ordinary income.
Code Section 409A
No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Compensation Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Any ambiguities in the A&R 2017 Plan or an Award Agreement shall be construed so that benefits under the A&R 2017 Plan shall not be subject to tax under Section 409A of the Code. Notwithstanding the foregoing, each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her, or in respect of any payment or benefit delivered in connection with the A&R 2017 Plan (including any taxes and penalties under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all such taxes or penalties.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table presents securities authorized for issuance under our equity compensation plans at December 31, 2022:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	468,151	$45.72	350,317
Equity compensation plans not approved by security holders	—	—	—
Total	468,515	$45.72	350,317

THE BOARD OF DIRECTORS AND THE COMPENSATION COMMITTEE RECOMMEND A VOTE “FOR” THE APPROVAL OF THE ADOPTION OF THE ADDUS HOMECARE CORPORATION AMENDED AND RESTATED 2017 OMNIBUS INCENTIVE PLAN. ALL MEMBERS OF THE BOARD OF DIRECTORS ARE ELIGIBLE FOR AWARDS UNDER THE ADDUS HOMECARE CORPORATION AMENDED AND RESTATED 2017 OMNIBUS INCENTIVE PLAN AND THUS HAVE A PERSONAL INTEREST IN THE APPROVAL OF THE ADDUS HOMECARE CORPORATION AMENDED AND RESTATED 2017 OMNIBUS INCENTIVE PLAN.

SHAREHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS
How do I Submit a Proposal for Inclusion in Next Year’s Proxy Statement?
If you wish to submit a proposal to be considered for inclusion in the Company’s proxy statement for the 2024 annual meeting of shareholders under Exchange Act Rule 14a-8, please send it to the Secretary, Addus HomeCare Corporation, 6303 Cowboys Way, Suite 600, Frisco, Texas 75034. Under the rules of the SEC, proposals must be received no later than January 5, 2024 and otherwise comply with the requirements of the SEC to be eligible for inclusion in the Company’s 2024 annual meeting of shareholders proxy statement and form of proxy.
How do I Submit a Proposal or Make a Nomination at an Annual Meeting of Shareholders?
Our Bylaws provide that if a shareholder desires to nominate persons for election as directors, the shareholder must provide written notice of an intent to make such nomination which the Secretary of the Company must receive at our principal executive offices no later than 120 days prior and no earlier than 150 days prior to the anniversary date of the preceding year’s annual meeting of shareholders (provided, however, that in the event that the date of the annual meeting of shareholders is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting of shareholders and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such annual meeting of shareholders or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company). In no event shall the public announcement of an adjournment or postponement of an annual meeting of shareholders of the Company commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
Notwithstanding the above, in the event that the number of directors to be elected to the Board at an annual meeting of shareholders of the Company is increased and there is no public announcement by the Company naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting of shareholders, the shareholder’s notice required by the Bylaws shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the secretary of the Company at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.
With respect to the 2024 annual meeting of shareholders, the Company must receive such written notice no earlier than January 15, 2024 and no later than February 14, 2024 (assuming that the date of the 2024 annual meeting of shareholders is no more than thirty (30) days before or more than sixty (60) days after the anniversary date of this year’s Annual Meeting). To be in proper form the shareholder’s notice of nominations must set forth:
•
all information relating to the individual being nominated that is required to be disclosed in solicitations of proxies for election of directors in an election contest and such individual’s written consent to be named in a proxy statement as a nominee and to serve as a director if elected;

•	the name and address of the shareholder, as they appear on the Company’s books, and of the beneficial owner proposing such business;
•	the class, series and number of shares of capital stock of the Company which are owned beneficially and of record by the shareholder and beneficial owner;
•
a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and such shareholder intends to appear in person or by proxy at the annual meeting of shareholders to propose such business;

•
whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such shareholder or beneficial owner or any of its affiliates with respect to any share of stock of the Company; and

•
a representation as to whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the individual nominated and/or (2) otherwise to solicit proxies from shareholders of the Company in support of such nomination.

The Company may require any individual nominated to furnish such other information as it may reasonably require to determine the eligibility of such individual to serve as a director of the Company.
Our Bylaws also provide that if a shareholder desires to submit a proposal for consideration at an annual meeting of shareholders which is not the subject of a proposal for inclusion in the proxy statement (other than a director nomination), the shareholder must provide written notice of an intent to make such a proposal which the secretary of the Company must receive at our principal executive offices no later than one hundred twenty (120) days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of shareholders. With respect to the 2024 annual meeting of shareholders, the Company must receive such written notice no later than February 16, 2024.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. Since our Bylaws impose an earlier deadline for such a notice than Rule 14a-19(b)(1), the noticing shareholder’s proposal must be received by the Company in compliance with our Bylaws in order to be timely delivered.

GENERAL INFORMATION
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of these reports. Based upon our review of reports filed with the SEC by the reporting persons, and based upon written representations received from certain of the reporting persons, we believe that all of the reporting persons timely complied with the reporting requirements of Section 16(a) of the Exchange Act during 2022.
Householding
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies. We have not implemented householding rules with respect to our record holders. However, a number of brokers with account holders who are shareholders may be “householding” our proxy materials. If a shareholder receives a householding notification from his, her or its broker, a single proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.
Shareholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, if any shareholder that receives a “householding” notification wishes to receive a separate annual report and proxy statement at his, her or its address, such shareholder should also contact his, her or its broker directly. Shareholders who in the future wish to receive multiple copies may also contact the Company at 6303 Cowboys Way, Suite 600, Frisco, Texas 75034, Attention: Secretary.
Other Business
The Board of the Company does not know of any matters which may be presented at the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting of Shareholders. If any other matters come before the meeting or any adjournment or postponement thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.
Frisco, Texas
May 4, 2023

Annex A
Addus HomeCare Corporation
Amended and Restated 2017 Omnibus Incentive Plan

Effective as of April 13, 2023
A-i

A-ii

A-iii

A-iv

Article I.
Establishment, Objectives, and Duration
1.1  Establishment of the Plan. Addus HomeCare Corporation, a Delaware corporation, hereby adopts the “Addus HomeCare Corporation Amended and Restated 2017 Omnibus Incentive Plan” (hereinafter referred to as this “Plan”), as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock Units/Restricted Stock Units, Other Stock Units, and Performance Awards.
The Addus HomeCare Corporation 2017 Stock Incentive Plan originally became effective as of April 27, 2017. Subject to approval by the Company’s stockholders, this Amended and Restated Plan shall become effective as of April 13, 2023 (the “Effective Date”). Awards may be granted under this Plan prior to such stockholder approval; provided, the effectiveness of such Awards shall be contingent on such stockholder approval being obtained.
1.2  Objectives of this Plan. The objectives of this Plan are to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s stockholders, to provide Participants with an incentive for excellence in individual performance, and to promote teamwork among Participants. This Plan is further intended to provide flexibility to the Company and its Subsidiaries in their ability to motivate, attract and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in that success.
1.3 Duration of this Plan. This Plan shall remain in effect, subject to the right of the Committee to amend or terminate this Plan at any time pursuant to Article 16 hereof, until all Shares subject to it shall have been purchased or acquired according to the provisions hereof. However, in no event may an Award of an Incentive Stock Option be granted under this Plan on or after the tenth (10th) anniversary of the Effective Date.
Article II.
Definitions
Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized; provided, that the Committee may provide an alternate meaning for any of such terms in an applicable Award Agreement:
2.1 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock Units/Restricted Stock Units, Other Stock Units or Performance Shares.
2.2 “Award Agreement” means a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan which may, but need not unless otherwise provided by the Committee, be executed or acknowledged by a Participant.
2.3  “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act or any successor rule thereto.
2.4 “Board” or “Board of Directors” means the Board of Directors of the Company.
2.5 “Cause” means, unless otherwise defined in an applicable Award Agreement or other contractual agreement between the Participant and the Company intended to apply to Awards, a Participant, before or after his or her termination of employment or directorship (a) committed a felony or a crime involving moral turpitude or committed any other act or omission involving fraud, embezzlement or any other act of dishonesty in the course of his employment by the Company or a Subsidiary which conduct damaged the Company or a Subsidiary; (b) substantially and repeatedly failed to perform duties of the office held by the Participant as reasonably directed by the Company or a Subsidiary, (c) committed gross negligence or willful misconduct with respect to the Company or a Subsidiary; (d) committed a material breach of any employment agreement between the Participant and the Company or a Subsidiary that is not cured within ten (10) days after receipt of written notice thereof from the Company or the Subsidiary, as applicable; (e) failed, within ten (10) days after receipt by the Participant of written notice thereof from the Company or a Subsidiary, to correct, cease or otherwise alter any failure to comply with instructions or other action or omission which the Board reasonably believes does or may materially or adversely affect the Company’s or a Subsidiary’s business or operations, (f) committed misconduct which is of such a serious or substantial nature that a reasonable likelihood exists that such misconduct will materially injure the reputation of the Company or a Subsidiary, (g) harassed or discriminated against the Company’s or a Subsidiary’s employees, customers or vendors in violation of the Company’s policies with respect to such matters, (h) misappropriated funds or assets of the Company or a Subsidiary for personal use or willfully violated the Company policies or standards of business conduct as determined in good faith by the Board, (i) failed, due to some action or inaction on the part of the Participant, to have immigration status that permits the Participant to maintain full-time employment with the Company or a Subsidiary in the United States in compliance with all applicable immigration law or (j) disclosed trade secrets of the Company or a Subsidiary.
2.6 “Change in Control” shall mean and include each of the following occurring after the Effective Date of this Plan:
(a) A transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the SEC) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controlled, was controlled by, or was under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.5(a) or Section 2.5(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; provided that an individual whose election or nomination for election is approved as a result of either an actual or threatened election contest or proxy contest, including by reason of any agreement intended to avoid or settle any election contest or proxy contest, will be deemed not to have been so approved for purposes of this definition; or
(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.5(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
(d) The Company’s stockholders approve a liquidation or dissolution of the Company that is actually consummated.
In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.
2.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.8  “Committee” means the Compensation Committee of the Board of Directors or such other committees or subcommittees of the Board appointed by the Board to administer this Plan in accordance with Article 3 below.
2.9  “Company” means Addus HomeCare Corporation, a Delaware corporation, its Subsidiaries, and any successor thereto as provided in Article 18 hereof.
2.10  “Deferred Stock Unit” means an Award granted to a Participant pursuant to Article 9 hereof.
2.11  “Director” means any individual who is a member of the Board of Directors of the Company or its Subsidiaries; provided, however, that any Director who is employed by the Company or its Subsidiaries shall be treated as an Employee under this Plan.
2.12  “Disability” shall mean a condition whereby a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical impairment which can be expected to result in death or which is or can be expected to last for a continuous period of not less than twelve months, all as verified by a physician acceptable to, or selected by, the Company.
2.13  “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.
2.14  “Employee” means any employee of the Company or its Subsidiaries.
2.15  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.16  “Extraordinary Items” means (a) asset impairments or write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) the effects of mergers, acquisitions, divestitures, spin offs or significant transactions, (f) any items that are unusual in nature or infrequently occurring (within the meaning of applicable accounting standards) and/or described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (g) the effect of adverse federal, governmental or regulatory action, or delays in federal, governmental or regulatory action or (h) any other event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management.
2.17 “Fair Market Value.” For purposes of determining the “Fair Market Value” of a Share, the following rules shall apply:
(a) If the Shares are listed on any established stock exchange or interdealer quotation system, then the “Fair Market Value” of a Share shall be the closing sales price for such Share (or the closing bid if no sales were reported) as quoted on such exchange or system for the date of determination, or, if the date of determination is not a market trading day, the market trading day immediately preceding the date of determination.
(b) If the Shares are not at the time listed or admitted to trading on a stock exchange, the “Fair Market Value” of a Share shall be the mean between the lowest reported bid price and highest reported asking price per Share on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of stock in such market.
(c) If the Shares are not listed or admitted to trading on any exchange or traded in the over-the-counter market, the “Fair Market Value” of a Share shall be as determined in good faith by the Committee through any reasonable valuation method which satisfies the requirements of Section 409A of the Code.
(d) In no event shall the fair market value of any Share be less than its par value.
2.18  “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 hereof that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

2.19  “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 hereof that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.
2.20 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.
2.21  “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
2.22 “Other Stock Unit Award” means an Award granted to a Participant, as described in Article 10 hereof.
2.23  “Participant” means an Employee, Director or consultant who has been selected to receive an Award or who has an outstanding Award granted under this Plan.
2.24  “Performance Period” means the fiscal year or years or other period established by the Committee with respect to which the Performance Targets are set by the Committee.
2.25  “Performance Share” means an Award granted to a Participant, as described in Article 11 hereof.
2.26  “Performance Target” means one or more specific objective goal or goals (which may be cumulative or alternative) that are timely set in writing by the Committee for each Participant for the applicable Performance Period with respect to any one or more of the Performance Criteria.
2.27  “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, pursuant to the Restricted Stock Award Agreement, as provided in Article 8 hereof.
2.28  “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof and the rules promulgated thereunder, including a “group” as defined in Section 13(d) thereof and the rules promulgated.
2.29 “Prior Plan” means the Addus HomeCare Corporation Amended and Restated 2009 Stock Incentive Plan.
2.30  “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 hereof.
2.31  “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 9 hereof.
2.32  “Retirement” means a termination of employment by an Employee who is (a) at least 65 years of age, or (b) at least 60 years of age and after at least 10 years of service with the Company. For an individual who becomes employed by the Company in connection with a business acquisition (regardless of the form of the transaction), service shall include the individual’s service with the acquired business, unless the Committee determines otherwise.
2.33 “SEC” means the United States Securities and Exchange Commission.
2.34 “Shares” means shares of the Company’s common stock, par value $.001 per share.
2.35 “Stock Appreciation Right” or “SAR” means an Award granted pursuant to the terms of Article 7 hereof.
2.36  “Subsidiary” means any corporation, partnership, limited liability company, joint venture, or other entity in which the Company, directly or indirectly, has a majority voting interest. With respect to Incentive Stock Options, “Subsidiary” means any entity, domestic or foreign, whether or not such entity now exists or is hereafter organized or acquired by the Company or by a Subsidiary that is a “subsidiary corporation” within the meaning of Code Section 424(d) and the rules thereunder.
2.37 “Ten Percent Shareholder” means an employee who at the time an ISO is granted owns Shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, within the meaning of Code Section 422.
Article III.
Administration
3.1 General. Subject to the terms and conditions of this Plan, this Plan shall be administered by the Committee. The Committee shall have the authority to delegate administrative duties to officers of the Company. The full Board of Directors, in its discretion, may act as the Committee under this Plan, whether or not a Committee has been appointed, and the nominating and corporate governance committee of the Board of Directors shall act as the

Committee with respect to grants of Awards to non-employee Directors. The Committee shall in all events conform to any requirements of the applicable laws, rules, and regulations.
3.2  Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions hereof, the Committee shall have full power to select Employees, Directors and consultants who shall be offered the opportunity to participate in this Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with this Plan (including, but not limited to, termination provisions); construe and interpret this Plan and any agreement or instrument entered into under this Plan; establish, amend or waive rules and regulations for this Plan’s administration; and amend the terms and conditions of any outstanding Award as provided in this Plan. Further, the Committee shall make all other determinations that it deems necessary or advisable for the administration of this Plan. As permitted by law and the terms of this Plan, the Committee may delegate its authority herein. No member of the Committee shall be liable for any action taken or decision made in good faith relating to this Plan or any Award granted hereunder.
3.3  Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of this Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants and their estates and beneficiaries, unless changed by the Board.
Article IV.
Shares Subject to this Plan and Maximum Awards
4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 hereof, the number of Shares that may be delivered to Participants under this Plan shall be 864,215 total Shares, which is comprised of 274,215 Shares (the number of Shares that were available for issuance under the Plan prior to the Effective Date) and 590,000 Shares (the number of Shares newly authorized by the stockholders upon their approval of the Plan). Following the Effective Date, no further Shares shall be made subject to awards under any Prior Plan.
(a) The aggregate Awards granted during any calendar year to any single Participant shall not exceed (i) 500,000 shares subject to Options or SARs, (ii) 300,000 shares subject to Awards denominated in Shares (whether or not Share-settled), or (iii) $5,000,000 for Awards denominated in cash. The individual limitations set forth in this Section 4.1(a) shall be cumulative; that is, to the extent that Shares or cash for which Awards are permitted to be granted to a Participant during a fiscal year are not covered by an Award to such Participant in that fiscal year (such shortfall, the “Shortfall Amount”), the number of Shares (or amount of cash, as the case may be) available for Awards to such Participant shall automatically increase in the subsequent fiscal years during the term of the Plan until the earlier of the time the Shortfall Amount has been granted to the Participant, or the end of the third fiscal year following the year to which such Shortfall Amount relates (determined on a “first-in-first-out” basis).
(b) Any Shares covered by an Award (or portion of an Award) granted under this Plan that are forfeited back to the Company because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under this Plan. Subject to Section 4.1(c), to the extent any Shares covered by an Award are not delivered to a Participant because the Award is forfeited or canceled, or the Shares are not delivered because the Award is settled in cash (in whole or in part), or after the Effective Date, any Shares subject to an award under a Prior Plan are forfeited or canceled, an award under a Prior Plan is settled for cash (in whole or in part) such Shares shall again be available for Awards under the Plan.
(c) Any Shares that a Participant (either actually, by attestation or otherwise) tenders to pay all or any part of the Option Price or purchase price of an Award, or any Shares deliverable with respect to any Award are retained by the Company in satisfaction of the Participant’s obligation for taxes shall not be available again for Awards under the Plan. In addition, any Shares repurchased by the Company on the open market with the proceeds of the exercise or strike price of an Option or Stock Appreciation Right will not become available for Awards under the Plan. Any Shares covered by a Stock Appreciation Right, to the extent that it is exercised and settled in Shares, and whether or not Shares are actually issued to the Participant upon exercise of the Stock Appreciation Right, are deemed issued and not available again for Awards under the Plan.

(d) Shares delivered under this Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of Shares available for delivery under this Plan, to the extent that such settlement, assumption or substitution is as a result of the Company or any Subsidiary acquiring another entity (or an interest in another entity).
(e) Shares that are delivered to Participants under this Plan may be authorized and unissued Shares, or reacquired Shares. The Committee shall determine the appropriate methodology for calculating the number of Shares issued pursuant to this Plan.
4.2  Adjustments in Authorized Shares. Upon a change in corporate capitalization, such as a stock split, stock dividend or a corporate transaction, such as any merger, consolidation, combination, exchange of shares or the like, separation, including a spin-off, or other distribution of stock or property of the Company (other than normal, recurring dividends), any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares that may be delivered under Section 4.1 (including the limits thereon), in the number and class of and/or price of Shares subject to outstanding Awards granted under this Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.
4.3  Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan; provided that, unless the Committee determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent that such authority would be inconsistent with an Incentive Stock Option ceasing to meet the requirements of Code Section 422.
4.4 No Repricing. Subject to Section 4.2, the Committee shall not have the authority, without the approval of the stockholders of the Company, to (i) lower the Option Price of an Option after it is granted, (ii) lower the grant price of an SAR after it is granted, (iii) cancel an Option when the Option Price exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control or a substitute award under Section 4.1(d)), (iv) cancel an SAR when the grant price exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control or a substitute award under Section 4.1(d)), or (v) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.
Article V.
Eligibility and Participation
5.1  Eligibility. Persons eligible to participate in this Plan include all Employees, Directors and consultants of the Company and its Subsidiaries.
5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible Employees, Directors and consultants those to whom Awards shall be granted and shall determine the nature and amount of each Award, provided that Incentive Stock Options shall only be awarded to Employees of the Company or its Subsidiaries.
5.3  Non-Employee Director Awards. The Committee may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock Units, Restricted Stock Units, and/or Other Stock Unit Awards, including unrestricted Shares. The Committee shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.
5.4 Director Limits. Notwithstanding anything herein to the contrary, the aggregate value of all compensation paid or granted, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year, including equity Awards granted and cash fees paid by the Company to such Non-Employee Director, shall not exceed five hundred thousand dollars ($500,000) in value, calculating the value of any equity Awards granted during such calendar year based on the grant date fair value of such Awards for financial reporting purposes. The Board may make exceptions to the applicable limit in this Section 10.3 for individual Non-Employee Directors in extraordinary circumstances, such as where any such individual Non-Employee Directors are serving on a special litigation or transactions committee of the Board, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation involving such Non-Employee Director.
Article VI.
Stock Options
6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.
6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.
6.3 Option Price. The Option Price for each Option shall equal the Fair Market Value of a Share at the time such option is granted. No ISOs will be granted to a Ten Percent Shareholder. Except as permitted in Section 4.4, the Option Price may not be decreased with respect to an outstanding Option following the date of grant and no Option will be replaced with another Option with a lower Option Price.
6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant, provided that an Option must expire no later than the tenth (10th) anniversary of the date the Option was granted. Options must be exercised on or before 5:00 p.m. Central Time on their expiration date. Notwithstanding the foregoing, the Committee may provide, at or after grant, that the period of time over which an Option, other than an Incentive Stock Option, may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant’s exercise of such Award would violate applicable securities law; provided, however, that during the extended exercise period the Option may only be exercised to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such laws.
6.5 Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Options may be partially exercised from time to time during the period extending from the time they first become exercisable in accordance with the terms of the Award until the expiration of the exercise period allowed in the Award. Notwithstanding the foregoing, an Award Agreement may provide, or be amended to provide, that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the Option Price of such Award by an amount as may be determined by the Committee, the Participant has not exercised the Option and the Option has not otherwise expired, the Option shall be deemed to have been exercised by the Participant on such day pursuant to such procedures as may be determined by the Committee.
6.6 Payment. Options shall be exercised by the delivery of a written, electronic or telephonic notice of exercise to the Company or its designated agent, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Option Price for the Shares.
Upon the exercise of any Option, the Option Price for the Shares being purchased pursuant to the Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) subject to the Committee’s approval, by delivery of previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares that are delivered must have been held by the Participant for at least six (6) months prior to their delivery to satisfy the Option Price); (c) subject to the Committee’s approval, by authorizing a third party to sell Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and remitting to the Company a sufficient portion of the sales proceeds to pay the Option Price; (d) subject to the Committee’s approval, by withholding Shares (net-exercise) otherwise deliverable to the Participant having an aggregate Fair Market Value at the time of exercise equal to the total Option Price together with any applicable withholding taxes, or (e) subject to the Committee’s approval, by a combination of (a), (b), (c) or (d); or (f) by any other method approved by the Committee in its sole discretion. Unless otherwise determined by the Committee, the delivery of previously acquired Shares may be done through attestation. No fractional shares may be tendered or accepted in payment of the Option Price.
Subject to any governing rules or regulations, as soon as practicable after receipt of notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased pursuant to the Option(s), or make an appropriate book entry to evidence the same.
Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States Dollars.
6.7  Restrictions on Shares. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, (a) restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares, restrictions required by any stockholders’ or other agreement governing ownership of the Company’s Shares, and (b) restrictions permitted under Article 8 with respect to Restricted Stock.
6.8 Limited Transferability of Options.
(a) Incentive Stock Options. No ISO granted under this Plan may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Plan shall be exercisable during such Participant’s lifetime only by such Participant.
(b) Nonqualified Stock Options. Except as otherwise provided in the applicable Award Agreement or by the Committee, no NQSO may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in the applicable Award Agreement or by the Committee, all NQSOs granted to a Participant shall be exercisable during such Participant’s lifetime only by such Participant. Notwithstanding the foregoing, no transfer of an Award for value shall be permitted under the Plan.
6.9 Special Limitation on Grants of Incentive Stock Options. No ISO shall be granted to an Employee under this Plan or any other ISO plan of the Company or its Subsidiaries to purchase Shares as to which the aggregate Fair Market Value (determined as of the date of grant) of the Shares which first become exercisable by the Employee in any calendar year exceeds $100,000. To the extent an Option initially designated as an ISO exceeds the value limit of this Section 6.9 or otherwise fails to satisfy the requirements applicable to ISOs, it shall be deemed a NQSO and shall otherwise remain in full force and effect.
Article VII.
Stock Appreciation Rights
7.1 Grant of SARs. Stock Appreciation Rights may be granted by the Committee in Awards which are in tandem with Options or freestanding. Tandem Awards may be granted at the same time as the grant of the related Option or at any time thereafter prior to the end of the exercise period for the related Option.
7.2 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the duration of the SAR and such other provisions as the Committee shall determine. Each tandem SAR shall specify the Option to which it is related and the terms and conditions under which exercise or expiration of the related Option will result in automatic expiration of the related SAR and the terms and conditions on which exercise or expiration of the SAR will result in automatic expiration of the related Option.
7.3 Term of SARs. The grant price of an SAR shall equal the Fair Market Value of a Share on the date of grant, provided that for each SAR granted in tandem with an Option, the grant price shall be not less than the Option Price of the related Option. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, provided that an SAR must expire no later than the tenth (10th) anniversary of the date the SAR was granted.
7.4 Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them. SARs may be partially exercised from time to time during the period extending from the time they first become exercisable in accordance with the terms of the Award until the expiration of the exercise period allowed in the Award. Exercise of related Stock Options will cause the immediate automatic expiration of related SARs on the terms and conditions specified by the Committee. Notwithstanding the foregoing, an Award Agreement may provide, or be amended to provide, that if on the last day of the term of an SAR the Fair Market Value of one Share exceeds the grant price of such Award by an amount as may be determined by the Committee, the Participant has not exercised the SAR and the SAR has not otherwise expired, the SAR shall be deemed to have been exercised by the Participant on such day pursuant to such procedures as may be determined by the Committee.
7.5 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a) the amount by which the Fair Market Value of a Share on the date of exercise exceeds the grant price of the SAR; by
(b) the number of Shares with respect to which the SAR is exercised.
Settlement of SARs may be made in Shares (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. Any Shares delivered in payment shall be deemed to have a value equal to the Fair Market Value of such Shares on the date of exercise of the SAR.
7.6 Limited Transferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under this Plan may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under this Plan shall be exercisable during such Participant’s lifetime only by such Participant.
Article VIII.
Restricted Stock
8.1 Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.
8.2  Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of shares of Restricted Stock granted, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.
8.3  Transferability. Except as provided in the Award Agreement, the shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under this Plan shall be available during such Participant’s lifetime and prior to the end of the Period of Restriction only to such Participant.
8.4 Other Restrictions. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws.
At the time a Restricted Stock Award is granted, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the Participant receiving such Award. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the Participant receiving such Award subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Restricted Stock prior to the lapse of any transfer restrictions or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award, and confirmation and account statements sent to the Participant with respect to such book-entry Shares may bear the restrictive legend referenced in the preceding sentence. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Share Awards evidenced in such manner. The holding of Restricted Shares by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Restricted Shares, in accordance with this Section 8.4, shall not affect the rights of Participants as owners of the Restricted Shares awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including the transfer restrictions.
Except as otherwise provided in the Award Agreement, Shares of Restricted Stock covered by each Restricted Stock grant made under this Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.
8.5 Voting Rights. If the Committee so determines, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.
8.6  Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder (whether or not the Company holds the certificate(s) representing such Shares) may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate.
Article IX.
Deferred Stock Units and Restricted Stock Units
9.1 Award of Deferred Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may award Deferred Stock Units to Participants in lieu of payment of a bonus or other Award if so elected by a Participant under such terms and conditions as the Committee shall determine, including terms that provide for the grant of Deferred Stock Units valued in excess of the bonus or Award deferred. Each Deferred Stock Unit shall have a value equal to the Fair Market Value of a Share. Deferred Stock Units may be settled in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee.
9.2 Election to Receive Deferred Stock Units. A Participant must make an election to receive Deferred Stock Units in the calendar year before the calendar year in which the services related to the Award are first performed. The Committee may require a Participant to defer, or permit (subject to any conditions as the Committee may from time to time establish) a Participant to elect to defer, receipt of all or any portion of any payment of cash or Shares that otherwise would be due to such Participant in payment or settlement of an Award under this Plan, to the extent consistent with Section 409A of the Code. (Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest in respect of deferred payments credited in cash, and the payment or crediting of dividend equivalents in respect of deferred amounts credited in stock equivalents.) Settlement of any Deferred Stock Units shall be made in a single sum of cash or Shares.
9.3 Grant of Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to Participants in such amounts as the Committee may determine.
9.4  Restricted Stock Unit Agreement. Each Restricted Stock Unit grant shall be evidenced by a Restricted Stock Unit Award Agreement that shall specify the date or dates and any other terms and conditions on which the Restricted Stock Units may vest and such other terms and conditions of the grant as the Committee shall determine.
9.5 Payment of Restricted Stock Units. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units may be settled in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Except as otherwise determined by the Committee at or after grant, Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Stock Units shall terminate, without further obligation on the part of the Company, unless the Participant remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Stock Units were granted and unless any other restrictive conditions relating to the Restricted Stock Unit Award are met.
9.6 Dividend Equivalents. The applicable Award Agreement shall specify whether a Participant will be entitled to receive dividend equivalent rights in respect of Deferred Stock Units and Restricted Stock Units at the time of any payment of dividends to stockholders on Shares. If the applicable Award Agreement specifies that a Participant will be entitled to dividend equivalent rights, (i) the amount of any such dividend equivalent right shall equal the amount that would be payable to the Participant as a stockholder in respect of a number of Shares equal to the number of Deferred Stock Units and Restricted Stock Units then credited to the Participant, and (ii) any such dividend equivalent right shall be paid in accordance with the Company’s payment practices as may be established from time to time and as of the date on which such dividend would have been payable in respect of outstanding Shares (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided, that no dividend equivalents shall be currently paid on Deferred Stock Units or Restricted Stock Units that are not yet vested; provided further, that such dividend equivalents may be accumulated and paid when and if the underlying Restricted Share Units vest.
Article X.
Other Stock Unit Awards
10.1 Grant of Other Stock Unit Awards. Subject to the terms of this Plan, Other Stock Unit Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property, may be granted to Participants, either alone or in addition to other Awards granted under this Plan, and such Other Stock Units shall also be available as a form of payment in the settlement of other Awards granted under this Plan. Other Stock Units shall be granted upon such terms, and at any time and from time to time, as shall be determined by the Committee.
10.2 Award Agreement. Each Other Stock Unit grant shall be evidenced by an Other Stock Unit Award Agreement that shall specify the restrictions upon such Other Stock Units, if any, the number of Other Stock Units granted, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.
Article XI.
Performance Awards
11.1 Grant of Performance Awards. Subject to the terms of this Plan, the Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Stock, Restricted Stock Units and Performance Shares), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.
11.2 Award Agreement. Subject to the terms of the Plan, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award. At the Committee’s discretion, each grant of a Performance Award may be evidenced (a) by an Award Agreement that shall specify the terms of such Performance Award, or (b) by an action or resolutions setting forth such terms and conditions of the Performance Award. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the Participant. For purposes of this Article 11, the time period during which the performance goals must be met shall be called a “Performance Period.”
11.3 Value of Performance Share Awards. If a Performance Award is granted in the form of Performance Shares, each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.
11.4  Earning of Performance Share Awards. Subject to the terms of this Plan, after the applicable Performance Period has ended, the grantee of a Performance Award shall be entitled to receive a payout based on the number and/or value of the Performance Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.
11.5 Form and Timing of Payment of Performance Shares Awards. Payment of an earned Performance Award shall be as determined by the Committee and, if applicable, as evidenced in the related Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay an earned Performance Award in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Award at the close of the applicable Performance Period. Any such Shares may be delivered subject to any restrictions deemed appropriate by the Committee. No fractional shares will be issued. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award or the resolutions establishing the Award.
Participants holding Performance Shares may be entitled to receive the dividends declared during the Performance Period with respect to the Shares represented by such Performance Shares, subject to the same accrual, forfeiture and payout restrictions as may apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 hereof, as determined by the Committee.

11.6  Limited Transferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Share Awards may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.
Article XII.
Rights of Participants
12.1  Employment. Nothing in this Plan shall confer upon any Participant any right to continue in the Company’s or its Subsidiaries’ employ, or as a Director, or interfere with or limit in any way the right of the Company or its Subsidiaries to terminate any Participant’s employment or directorship at any time.
12.2  Participation. No Employee, Director or consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
12.3 Rights as a Stockholder. Except as provided in Sections 8.5, 8.6 and 11.5 or in the applicable Award Agreement consistent with Articles 8, 9, 10 or 11, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
Article XIII.
Termination of Employment/Directorship
13.1  Vesting and Exercise of Awards. Except as otherwise provided in the Award Agreement, subject to Section 13.2, upon termination of the Participant’s employment or directorship for any reason other than Disability, death or Retirement, an Award granted to a Participant may be exercised by the Participant or a permitted transferee at any time on or prior to the earlier of the expiration date of the Award or, in the case of an Option or an SAR, the expiration of three (3) months after the date of termination but only if, and to the extent that, the Participant was entitled to exercise the Award at the date of termination. Upon termination of the Participant’s employment or directorship by reason of the Participant’s Disability or death, an Award granted to a Participant shall become vested and/or may be exercised by the Participant or a permitted transferee only to the extent set forth in such Participant’s Award Agreement. Upon termination of the Participant’s employment or directorship due to Retirement, a NQSO granted to the Participant may be exercised by the Participant or a permitted transferee at any time on or prior to the earlier of the expiration date of the Option or the expiration of six months after the date of termination due to Retirement but only if, and to the extent that, the Participant was entitled to exercise the NQSO at the date of termination. All Awards or any portion thereof not yet vested or exercisable or whose Period of Restriction has not expired as of the date of termination shall terminate and be forfeited immediately on the date of termination.
For purposes of this Article, a “termination” includes an event which causes a Participant to lose his eligibility to participate in this Plan (e.g., an individual is employed by a company that ceases to be a Subsidiary). In the case of a consultant and a nonemployee director, the meaning of “termination” or “termination of employment” includes the date that the individual ceases to provide significant services to the Company or its Subsidiaries.
Notwithstanding the foregoing, the Committee has the authority to prescribe different rules that apply upon the termination of employment of a particular Participant, which shall be memorialized in the Participant’s original or amended Award Agreement or similar document. However, with respect to any Award subject to Code Section 409A, any reference to “termination of employment” or similar term shall mean an event that constitutes a “separation from service” within the meaning of Code Section 409A.
13.2  Termination for Cause. Notwithstanding any other provision of this Plan or an Award Agreement, if the Committee finds that Cause exists with respect to a Participant, then as of the date the Committee makes its finding, any Awards awarded to such Participant that have not been exercised by such Participant (including all Awards that have not yet vested) will be forfeited to the Company. The findings and decision of the Committee or the Board, if applicable, with respect to any such matter, including those regarding the acts of the Participant and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or a Subsidiary.
13.3 Leave of Absence. Unless otherwise determined by the Committee, an authorized leave of absence pursuant to a written agreement or other leave entitling an Employee to reemployment in a comparable position by law or rule shall not constitute a termination of employment for purposes of this Plan unless the Employee does not return at or before the end of the authorized leave or within the period for which re-employment is guaranteed by law.

13.4  Forfeiture of Unvested Award. An Award that remains unexercised after the latest date it could have been exercised under any of the foregoing provisions or under the terms of the Award shall be forfeited.
Article XIV.
Change in Control
In the event of a Change in Control, unless the Committee shall otherwise specify in the Award Agreement, the Board, in its sole discretion, may, as applicable:
(a) accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Participants thereunder shall terminate;
(b) elect to terminate Options or SARs in exchange for a cash payment equal to the amount by which the Fair Market Value of the Shares subject to such Option to the extent the Option or SAR has vested exceeds the exercise price with respect to such Shares (which payment may, for the avoidance of doubt, be $0, in the event the per share exercise or purchase price of an Award is greater than the per share consideration in connection with the Change in Control);
(c) elect to terminate Options or SARs provided that each Participant is first notified of and given the opportunity to exercise his/her vested Options for a specified period of time (of not less than 15 days) from the date of notification and before the Option or SAR is terminated;
(d) permit Awards to be assumed by a new parent corporation or a successor corporation (or its parent) and replaced with a comparable Award of the parent corporation or successor corporation (or its parent);
(e) provide that (i) any outstanding Performance Awards relating to performance periods ending prior to the Change in Control which have been earned but not paid shall become immediately payable, (ii) all then-in-progress Performance Periods for Performance Awards that are outstanding shall end, and either (A) any or all Participants shall be deemed to have earned an award equal to the relevant target award opportunity for the Performance Period in question, or (B) the Committee shall determine the extent to which performance criteria have been met with respect to each such Performance Award, if at all, and (iii) the Company shall cause to be paid to each Participant such partial or full Performance Awards, in cash, Shares or other property as determined by the Committee, within thirty days of such Change in Control, based on the Change in Control consideration, which amount may be zero if applicable.
(f) amend an Award Agreement or take such other action with respect to an Award that it deems appropriate; or
(g) implement any combination of the foregoing.
The Board need not provide for identical treatment of each such outstanding Award.
Article XV.
Amendment, Modification, and Termination
15.1  Amendment, Modification, and Termination. Subject to the terms of this Plan, (a) the Board may at any time and from time to time, alter, amend, suspend, or terminate this Plan in whole or in part, and (b) the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively in time (and in accordance with Section 409A of the Code with regard to Awards subject thereto).
15.2 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, no termination, amendment, or modification of this Plan or any Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.
15.3  Shareholder Approval Required for Certain Amendments. Shareholder approval will be required for any amendment of this Plan that does any of the following: (a) increases the maximum number of Shares, or the types of Awards, available under this Plan; (b) changes the designation of the class of persons eligible to receive ISOs under this Plan; or (c) modifies this Plan in a manner that requires shareholder approval under applicable law or the rules of a stock exchange or trading system on which Shares are traded.

Article XVI.
Withholding
A Participant may be required to pay to the Company and the Company shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Without limiting the generality of the foregoing, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required federal, state local and foreign withholding obligations using the maximum statutory withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income); and/or (b) tendering to the Company or an Affiliate Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time, in each case (x) as may be required to avoid the Company’s or the Affiliate’s incurring an adverse accounting charge and (y) based on the Fair Market Value of the Shares on the wage payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
Article XVII.
Successors
All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, through merger, consolidation, or otherwise, of all or substantially all of the business, stock and/or assets of the Company.
Article XVIII.
General Provisions
18.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
18.2  Severability. If any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
18.3  Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
18.4  Securities Law Compliance. With respect to individuals subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, unless determined otherwise by the Board. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.
18.5  Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
18.6 No Additional Rights. Neither the Award nor any benefits arising under this Plan shall constitute part of an employment contract between the Participant and the Company or any Subsidiary, and accordingly, subject to Section 15.2, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company for severance payments.

18.7  Noncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or trading system.
18.8  Governing Law. This Plan and each Award Agreement shall be governed by the laws of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts whose jurisdiction covers Delaware, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.
18.9 Other Conditions. At the time of an Award to a Participant under this Plan, the Committee may require a Participant to enter into any agreement or make any representations, not inconsistent with this Plan, as the Committee may, in its sole discretion, prescribe.
18.10  Compliance with Code Section 409A. No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Any ambiguities in this Plan or an Award Agreement shall be construed so that benefits hereunder shall not be subject to tax under Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of section 409A of the Code. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award Agreement, as the case may be, without causing the Participant holding such Award to be subject to additional taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code; which, if the Participant is a “specified employee” within the meaning of the Section 409A, shall be the first day following the six-month period beginning on the date of Participant’s termination of employment. Unless otherwise provided in an Award Agreement or other document governing the issuance of such Award, payment of any Performance Award intended to qualify as a “short term deferral” within the meaning of Section 1.409A-1(b)(4)(i) of the U.S. Treasury Regulations shall be made between the first day following the close of the applicable performance period and the last day of the “applicable 2 ½ month period” as defined therein. Notwithstanding the foregoing, each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her, or in respect of any payment or benefit delivered in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all such taxes or penalties.
18.11  Clawback. Any Award granted pursuant to this Plan shall be subject to mandatory repayment by the Participant to the Company (i) to the extent set forth in any Award Agreement, (ii) to the extent that such Participant is, or in the future becomes, subject to (a) any “clawback” or recoupment policy adopted by the Company or any Affiliate thereof to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 13, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ADUS2023**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 13, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V14107-P89929 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADDUS HOMECARE CORPORATION

The Board of Directors recommends you vote FOR the listed nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Heather Dixon

02) Michael Earley

03) Veronica Hill-Milbourne

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V14108-P89929

ADDUS HOMECARE CORPORATION
Annual Meeting of Shareholders
June 14, 2023, 10:00 AM Central Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints R. Dirk Allison and Brian Poff, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Addus Homecare Corporation common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held June 14, 2023, and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be marked, dated and signed, on the other side)